                                                                    EXHIBIT 10.4

                  DOWNING STREET HOLDINGS (330 BAY STREET) INC.

                                 330 BAY STREET
                                TORONTO, ONTARIO

                                LEASE OF PREMISES

                      PENSON FINANCIAL SERVICES CANADA INC.

                                    SUITE 711

                              [DOWNING STREET LOGO]

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                                LEASE OF PREMISES
                                TABLE OF CONTENTS

SECTION                                                                                  PAGE
ARTICLE I - INTERPRETATION                                                                 1
Section 1.01        Certain Basic Lease Provisions                                         1
Section 1.02        Definitions                                                            1
  (i)          Additional Rent                                                             1
  (ii)         Basic Rent                                                                  1
  (iii)        Building                                                                    1
  (iv)         Capital Tax                                                                 1
  (v)          Claims                                                                      1
  (vi)         Commencement Date                                                           1
  (vii)        Common Areas                                                                1
  (viii)       Common Expenses                                                             1
  (ix)         Full Floor Rentable Area                                                    2
  (x)          Landlord's Architect or Landlord's Consultant                               2
  (xi)         Lands                                                                       2
  (xii)        Leasehold Improvements                                                      2
  (xiii)       Lease Year                                                                  2
  (xiv)        Major Vertical Penetrations                                                 2
  (xv)         Part Floor Rentable Area                                                    2
  (xvi)        Person                                                                      3
  (xvii)       Prime Rate                                                                  3
  (xviii)      Proportionate Share                                                         3
  (xix)        Rent                                                                        3
  (xx)         Rentable Area of the Building                                               3
  (xxi)        Rentable Area of the Demised Premises                                       3
  (xxii)       Structural Repairs                                                          3
  (xxiii)      Tax                                                                         3
  (xxiv)       Tenant's Improvements                                                       3
  (xxv)        Tenant's Share of Common Expenses                                           3
  (xxvi)       Tenant's Share of Tax for the Year                                          3
  (xxvii)      Term                                                                        3
  (xxviii)     Trade Fixtures                                                              3
  (xxix)       Year                                                                        3
Section 1.03        Effect of Headings, etc.                                               3
Section 1.04        Governing Law                                                          3
Section 1.05        Severability                                                           4
Section 1.06        Joint Covenants and Grammatical Changes                                4
Section 1.07        Net Lease                                                              4
ARTICLE II - DEMISE, TERM AND RENT                                                         4
Section 2.01        Demise                                                                 4
Section 2.02        Term                                                                   4
Section 2.03        Basic Rent                                                             4
Section 2.04        Post-dated Cheques and Electronic Funds Transfer                       4
Section 2.05        Deposit                                                                4
Section 2.06        Recovery of Additional Rent                                            4

ARTICLE III - TAXES                                                                        5
Section 3.01        Payment of Tax for the Year                                            5
Section 3.02        Contestation of Tax for the Year                                       5

ARTICLE IV - OPERATING COSTS                                                               5
Section 4.01        Payment of Common Expenses                                             5
Section 4.02        Adjustment of Tenant's Share of Common Expenses                        5
Section 4.03        Broken Period                                                          5

ARTICLE V - TENANT'S COVENANTS                                                             5
Section 5.01        Rent                                                                   5
Section 5.02        Business and Other Taxes                                               5
Section 5.03        Electric Current and Other Utilities                                   5
Section 5.04        Cleanliness and Garbage                                                6
Section 5.05        Repairs and Maintenance                                                6
Section 5.06        Condition of Premises on Termination                                   6
Section 5.07        Landlord May Inspect                                                   6
Section 5.08        Repairs Where Tenant at Fault                                          6
Section 5.09        Assignment and Subletting                                              6
Section 5.10        Rules and Regulations                                                  7
Section 5.11        Observance of the Law                                                  7
Section 5.12        Waste and Nuisance                                                     7
Section 5.13        Entry by Landlord                                                      7
Section 5.14        Exhibiting Premises                                                    7
Section 5.15        Liens                                                                  7
Section 5.16        Alterations                                                            7
Section 5.17        Signs                                                                  8
Section 5.18        Locks and Trimmings                                                    8
Section 5.19        Rubbish                                                                8
Section 5.20        Indemnity                                                              8
Section 5.21        Tenant's Improvements                                                  8
Section 5.22        Energy Conservation                                                    8
Section 5.23        Use                                                                    8

ARTICLE VI - LANDLORD'S COVENANTS                                                          8
Section 6.01        Quiet Enjoyment                                                        8
Section 6.02        Taxes                                                                  8
Section 6.03        Repairs                                                                8
Section 6.04        Heating and Air-conditioning                                           8
Section 6.05        Elevator Service                                                       8
Section 6.06        Caretaking of Common Areas                                             9
Section 6.07        Janitorial Services                                                    9
Section 6.08        Washrooms                                                              9
Section 6.09        Landlord's Work                                                        9

ARTICLE VII - INSURANCE                                                                    9
Section 7.01        Increase in Insurance Rates or Cancellation of Policy                  9
Section 7.02        Landlord's Insurance - Mandatory                                       9
Section 7.03        Landlord's Insurance - Optional                                        9
Section 7.04        Tenant's Insurance                                                     9

ARTICLE VIII - DAMAGE AND DESTRUCTION                                                     10
Section 8.01        Damage to Demised Premises and Building                               10
Section 8.02        Damage to Property                                                    10

ARTICLE IX - TENANT'S DEFAULT AND LANDLORD'S REMEDIES                                     10
Section 9.01        Default of Tenant                                                     10
Section 9.02        Right to Relet                                                        11
Section 9.03        Interest on Overdue Payments and Administrative Fee                   11
Section 9.04        Distress                                                              12
Section 9.05        Landlord May Repair                                                   12
Section 9.06        Landlord's Performance of Tenant's Obligations                        12
Section 9.07        Legal Costs                                                           12
Section 9.08        Remedies Cumulative                                                   12

ARTICLE X - MISCELLANEOUS                                                                 12
Section 10.01       Removal and Restoration                                               12
Section 10.02       Assignment by Landlord                                                13
Section 10.03       Impossibility of Performance                                          13
Section 10.04       Non-Waiver                                                            13
Section 10.05       No Collateral Agreements                                              13
Section 10.06       Notice                                                                13
Section 10.07       Certification                                                         13
Section 10.08       Subordination                                                         13
Section 10.09       Relocation                                                            13
Section 10.10       Overholding                                                           14
Section 10.11       Expropriation                                                         14
Section 10.12       Renovation or Demolition                                              14
Section 10.13       Changes and Additions to Building                                     14
Section 10.14       Time of Essence                                                       14
Section 10.15       Registration                                                          14
Section 10.16       Lien on Trade Fixtures                                                14
Section 10.17       Intentionally Deleted                                                 15
Section 10.18       Successors and Assigns                                                15
Section 10.19       Energy Conservation                                                   15
Section 10.20       Constitution of Tenant                                                15
Section 10.21       Corporate Tenancy                                                     15

ARTICLE XI - SPECIAL PROVISIONS                                                           15
Section 11.01       Option to Renew                                                       15
Section 11.02       Early Occupancy                                                       15
Section 11.03       Right of First Refusal and Offer                                      15
Section 11.04       Storage                                                               16
Section 11.05       Access, HVAC and Hydro Services                                       16
Section 11.06       Additional Rent                                                       16
Section 11.07                                                                             16
Section 11.08       Surrender of Lease                                                    16

SCHEDULES

"A"   Description of Lands
"B"   Plan of Demised Premises
"B2"  Plan of Landlord's Work
"C"   Rules and Regulations
"D"   Surrender of Lease

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                                        1

                                LEASE OF PREMISES

THIS INDENTURE made the date specified in Section 1.01(1) in pursuance of the "Short Forms of Leases Act" is between the Landlord and Tenant hereinafter identified.

                            ARTICLE I - INTERPRETATION

SECTION 1.01   CERTAIN BASIC LEASE PROVISIONS

The following are certain basic lease provisions, which are part of, and are in certain instances referred to in other provisions of this Lease:

(i)   Date of this "Lease":         August 7, 2002

(ii)  "Landlord":                   DOWNING STREET HOLDINGS (330 BAY STREET)
                                    INC. a body corporate, having an office at the City of Toronto, in the Province of Ontario.

(iii) Address of Landlord:          71 Silton Road, Suite 10, 2nd Floor,
                                    Woodbridge, Ontario, L4L 7Z8

(iv)  Tenant":                      PENSON FINANCIAL SERVICES CANADA INC.

(v)   Address of Tenant:            Suite 711, 330 Bay Street, Toronto, Ontario
                                    M5H 2S8

(vi) Rentable Area of the Demised Premises referred to in Section 2.01 and defined in Section 1.02(xxi): 4,645 square feet on the seventh floor of the Building on which the Demised Premises is located referred to in
      Section 2.01.

(vii) Term of this Lease in Section 2.02:     Three (3) years, Seven (7) months
                                              and Zero (0) days

(viii)Termination date of the Term:           April 30, 2006

(ix)  Yearly Basic Rent in Section 2.03:      $17.50 per square foot  $81,287.50

(x)   Equal monthly instalments of Basic Rent
      in Section 2.03:                                                $6,773.96

(xi)  Amount of "Deposit" in Section 2.05:    $14,496.27

(xii) Guarantor:                              N/A

(xiii)Address of Guarantor:                   N/A

(xiv) Intended Use:                           General Business Office

SECTION 1.02  DEFINITIONS

In this Lease, unless otherwise stated, the following terms shall have the following respective meanings:

(i)   ADDITIONAL RENT

"Additional Rent" means any payments contemplated by this Lease payable by the Tenant in addition to Basic Rent;

(ii) BASIC RENT

"Basic Rent" means the monthly rental instalments referred to in Section 2.03;

(iii) BUILDING

"Building" means the building situate on the Lands;

(iv) CAPITAL TAX

"Capital Tax" means the tax or excise imposed upon the Landlord with respect only to the Building located at 330 Bay Street, Toronto, under the Corporations Tax Act R.S.O.1980, Chapter 97, or any successor legislation;

(v) CLAIMS

"Claims" means claims, losses, actions, suits, proceedings, causes of action, demands, damages (direct, indirect, consequential or otherwise), penalties, Judgements, executions, liabilities, responsibilities, costs, charges, payments and expenses including, without limitation, any professional, consultant and legal fees (on a solicitor and client basis);

(vi) COMMENCEMENT DATE

"Commencement Date" means the date provided in Section 2.02 for the commencement of the Term;

(vii) COMMON AREAS

"Common Areas" means all parts of the Lands and the Building not leasable to tenants and includes, pedestrian sidewalks and ways, landscaped area, stairways, elevators, lobby area, washrooms, heating, ventilating, air-conditioning, sprinklers, electrical, plumbing, sanitary drainage system and other facilities of the Building which are from time to time provided or designated (and which may be changed from time to time) by the Landlord for the use by or benefit of tenants of the Building, their employees, agents and other invitees or for general public use and enjoyment;

(viii) COMMON EXPENSES

"Common Expenses" means the total amount of all expenses paid or incurred whether by the Landlord or others on behalf of the Landlord for the operation, maintenance and management of the Lands, the Building, and the Common Areas including, without limitation, the following:

(A) the cost of fire and extended perils coverage, boiler and pressure vessel coverage, public liability and property damage, plate glass, loss of rental and other insurance the Landlord is required by this Lease to maintain or may maintain;

(B) the cost of cleaning, window cleaning, garbage collection and removal, snow removal, salting and sanding;

(C) the cost of janitorial and caretaking services not otherwise chargeable to tenants;

(D) the cost of electricity, lighting, fuel, gas, steam, telephone and other utility costs and the cost of replacing electrical fixtures, ballasts, tubes and bulbs not otherwise chargeable to tenants;

(E) the cost of plumbing, sanitary drainage and elevator service and maintenance;

(F) the cost of heating, ventilating, air-conditioning service and maintenance and providing hot and cold water not otherwise chargeable to tenants;

(G) the cost of an energy management system designed to provide maximum tenant comfort and maximum energy savings;

(H) the salaries and remuneration (including contributions towards fringe benefits, employment insurance, workers compensation assessments and similar contributions and indirect benefits) and office expenses of Persons and staff employed at the Building to provide security, management, maintenance, supervisory and operating services;

(I) fees and expenses of the Landlord's chartered accountants, architects, professional engineers or quantity surveyors pertaining only to services performed in the preparation of certificates and performance of other work contemplated hereunder;

(J) the cost of maintenance, repair, replacement, servicing, operation, supervision and policing of the Lands and Building, including all repairs and replacements to the heating, ventilating, air conditioning, electrical, plumbing, elevator, security systems and sprinkler equipment not properly chargeable to capital account under generally accepted accounting principles;

(K) the cost of any modification, servicing and/or addition to the Building and/or the machinery and equipment therein where, in the reasonable opinion of the Landlord, such expenditure may reduce Common Expenses, or the cost of any additional equipment or improvements required by law or, in the Landlord's reasonable opinion, made for the benefit or safety of the users of the Building;

(L) depreciation or amortization over the economic life, together with interest on the undepreciated or unamortized portion calculated at two (2) percentage points above the Prime Rate, of the costs, including repairs and replacements, of the maintenance, cleaning, operating, heating, ventilating and air-conditioning equipment, master utility meters and all other fixtures, equipment and facilities comprising the Common Areas, which, in accordance with generally accepted accounting principles, are not fully expensed or deducted in the fiscal period in which they are incurred;

(M) management of the Building, the annual cost of which for the purposes of this Lease shall be deemed to be 5% of the total rents, including Basic Rent and Additional Rent but excluding any such amounts referable to management of the Building, payable by all tenants in the Building;

(N) the fair market rental value of space in the Building, as determined by the Landlord from time to time, which would be otherwise rentable but which the Landlord uses in operating, managing or maintaining the Building;

(O) amounts paid to independent contractors for any services in connection with the Building and amounts payable for the rental of any equipment or installation;

(P)   Capital Tax;

(Q) other costs and expenses not otherwise expressly excluded hereunder attributable to the maintenance, repair, replacement, servicing, operation, supervision and management of the Lands and Building.

Notwithstanding the foregoing, there shall be excluded from the foregoing, or deducted therefrom to the extent otherwise included:

(R) all monies recoverable under any insurance policies maintained by the Landlord with respect to damage occurring to any portion of the Lands and Building, the cost of repair of which is included in the foregoing;

(S) all recoveries made by the Landlord in respect of warranties and construction guarantees, to the extent applicable to repairs, the cost of which is included in the foregoing; and

(T)   interest on the Landlord's debt or capital retirement of debt.

Costs shall be allocated to any relevant period without duplication in accordance with generally accepted accounting practices, and insurance premiums for any policy whose term is not concurrent with such period may be allocated to a period in which the premium therefore is paid. If the Building is not fully occupied during any period within the Term, the foregoing costs and expenses, or any part or parts thereof, in this Section 1.02(viii) may be adjusted by the Landlord to what they would have been if the Building had been fully occupied during such period.

(ix) FULL FLOOR RENTABLE AREA

"Full Floor Rentable Area" of a floor shall be computed by measuring to the inside finished surface of the dominant portion of the permanent outer building walls, excluding the area of Major Vertical Penetrations and by making no deduction for columns and projections necessary for the Building. The "dominant portion" shall mean that portion of the inside finished surface of the permanent outer building wall which is 50% or more of the vertical floor-to-ceiling dimension measured at the dominant portion; provided, that if there is no dominant portion, or if the dominant portion is not vertical, the measurement for area shall be to the inside finished surface of the permanent outer building wall where it intersects the finished floor. The Landlord may from time to time adjust the Full Floor Rentable Area of any floor to give effect to any structural, functional or other change. A certificate of the Landlord's Consultant as to the Full Floor Rentable Area of any floor at any time shall be final and binding upon the parties hereto as to the facts so certified.

(x) LANDLORD'S ARCHITECT OR LANDLORD'S CONSULTANT

"Landlord's Architect" or "Landlord's Consultant" means the firm from time to time named by the Landlord;

(xi) LANDS

"Lands" means those lands municipally known as 330 Bay Street, Toronto and being more particularly described in Schedule "A".

(xii) LEASEHOLD IMPROVEMENTS

"Leasehold Improvements" means all items generally considered as leasehold improvements, excluding any Trade Fixtures but including without limitation all installations, alterations and additions from time to time made, erected or installed in the Demised Premises by or on behalf of the Tenant, or any previous occupant of the Demised Premises or any portion thereof including, without limitation, all partitions however affixed and whether or not moveable, heating, ventilating and air-conditioning systems, facilities and equipment, light fixtures, internal stairways and doors, and floor, wall and ceiling coverings, counters, cabinets, shelves and built-in furniture and furnishings, and any items not normally considered Tenant's Trade Fixtures;

(xiii) LEASE YEAR

"Lease Year" means a period of twelve (12) calendar months, provided that if the Commencement Date is other than the first day of a month, the first Lease Year shall be twelve (12) calendar months plus the number of days of the Term in the month in which the Commencement Date occurs. The first Lease Year shall commence on the Commencement Date. Each subsequent Lease Year shall be computed from the anniversary of the Commencement Date, if it is the first day of a month, and otherwise, from the anniversary of the first day of the month immediately following the Commencement Date;

(xiv) MAJOR VERTICAL PENETRATIONS

"Major Vertical Penetrations" means stairs, elevator shafts, flues, pipe shafts, vertical ducts and the like and their enclosing walls but does not include stairs, dumb waiters, lifts and the like exclusively serving a tenant occupying premises on more than one floor;

(xv) PART FLOOR RENTABLE AREA

"Part Floor Rentable Area" of a part of a floor of the Building shall be computed by measuring from the inside finished surface of the dominant portion of the permanent outer building walls to the centre line of demising walls with adjoining rentable premises and to the inside surface of other walls including those separating such part from corridors and other public areas, excluding the area of Major Vertical Penetrations and by making no deduction for columns and projections necessary for the Building. The "dominant portion" shall mean that portion of the inside finished surface of the permanent outer building wall which is 50% or more of the vertical floor-to-ceiling dimension measured at the dominant portion; provided, that if there is no dominant portion, or if the dominant portion is not vertical, the measurement for area shall be to the inside finished surface of the permanent outer building wall where it intersects the finished floor. The Landlord may from time to time adjust the Part Floor Rentable Area of any part of any floor to give effect to any structural, functional or other change. A certificate of the Landlord's Consultant as to the Part Floor Rentable Area at any time shall be final and binding upon the parties hereto as to the facts so certified;

(xvi) PERSON

"Person", if the context allows, includes any person, firm, partnership or corporation, or any group of persons, firms, partnerships or corporations or any combination thereof;

(xvii) PRIME RATE

"Prime Rate" means that certain annual dollar rate of interest published or declared from time to time by the Royal Bank of Canada at its main branch in Toronto and designated by the Royal Bank of Canada as its prime rate;

(xviii) PROPORTIONATE SHARE

"Proportionate Share" means the fraction which has as its numerator the Rentable Area of the Demised Premises and has as its denominator the total Rentable Area of the Building whether rented or not;

(xix) RENT

"Rent" means all rent payable by the Tenant under this Lease, including Basic Rent and Additional Rent;

(xx) RENTABLE AREA OF THE BUILDING

"Rentable Area of the Building" means the total rentable area of all areas of the Building set aside by the Landlord for leasing to tenants (whether leased or not and includes the ground floor lobby area) excluding any basement storage areas, calculated as if the Building were entirely occupied by tenants leasing the Full Floor Rentable Area of each floor of the Building. The Landlord may from time to time adjust the Rentable Area of the Building to give effect to any structural, functional or other change;

(xxi) RENTABLE AREA OF THE DEMISED PREMISES

"Rentable Area of the Demised Premises" is the aggregate of the following:

(A) the Full Floor Rentable Area of every single tenancy floor of the Demised Premises, if applicable, and

(B) the Part Floor Rentable Area of every part of the Demised Premises on a multiple tenancy floor, plus, with respect to each such floor that area calculated as follows:

         (Full Floor Rentable                    Part Floor Rentable
         Area of such floor of the               Area of the Demised Premises
         Building on which the             X     on such floor
         Demised Premises is located)        -----------------------------------
         - (Part Floor Rentable Areas of         Part Floor Rentable Area of all
         all leasable premises on such           leasable premises on such floor
         floor)


(C) plus the Tenant's Proportionate Share of the ground floor lobby area, to cover the Tenant's share of Common Areas serving the Demised Premises in common with other premises.

A certificate of the Landlord's Consultant as to the Rentable Area of the Demised Premises shall be final and binding upon the parties hereto as to the facts so certified.

(xxii) STRUCTURAL REPAIRS

"Structural Repairs" means only major repairs to the footings and foundation, columns, beams, joists, bearing walls, perimeter walls, floor slab and roof structure of the Building;

(xxiii) TAX

"Tax" means all taxes, rates, duties, levies, and assessments whatsoever (including those for education, schools and local improvements) whether municipal, regional, parliamentary or otherwise, levied, charged, imposed or assessed against the Building or the Lands or upon the Landlord on account thereof including all costs and expenses incurred by the Landlord in good faith contesting, resisting or appealing any such taxes, rates, duties, levies or assessments and including any payments which the Landlord is obliged to make in lieu of the foregoing or a component thereof if the Lands and/or the Building or a portion thereof is or becomes exempt from the foregoing or from a component of the foregoing as defined, but excluding such taxes as corporate, income, profits or excess profit taxes assessed upon the income of the Landlord and shall also include any and all taxes which may in future be levied in lieu of Tax as hereinbefore defined;

(xxiv) TENANT'S IMPROVEMENTS

"Tenant's Improvements" means all improvements, property, fixtures, equipment, arrangements, installations, additions and/or modifications done to or placed in or upon the Demised Premises by the Tenant or by the Landlord at the request of the Tenant and whether or not such improvements, property, fixtures, arrangements, installations, additions and/or modifications are paid for by the Landlord or the Tenant;

(xxv) TENANT'S SHARE OF COMMON EXPENSES

"Tenant's Share of Common Expenses" means, in any Year or fiscal period adopted by the Landlord, the Proportionate Share of Common Expenses during that Year or fiscal period, or at the option of the Landlord, the portion of Common Expenses allocated to the Tenant for that Year or fiscal period by the Landlord, acting reasonably, on an equitable basis;

(xxvi) TENANT'S SHARE OF TAX FOR THE YEAR

"Tenant's Share of Tax for the Year" means, in any Year, at the option of the Landlord,

(A)   the Proportionate Share of Tax during that Year; or

(B) the portion of Tax allocated to the Tenant for that Year by the Landlord, acting reasonably, on an equitable basis.

Provided that in any case, notwithstanding the foregoing, Tenant's Share of Tax for the Year may, at the option of the Landlord, include any taxes which may be attracted by Tenant's Improvements and an equitable portion of Tax charges upon or attributable to the Common Areas and/or basement storage areas;

(xxvii) TERM

"Term" means the term of this Lease being the period from the Commencement Date to the date on which this Lease terminates, and includes any renewal or extension thereof and any additional period during which the Tenant shall overhold and for which the Landlord shall accept rental as provided in this Lease;

(xxviii) TRADE FIXTURES

"Trade Fixtures" means trade fixtures as determined at common law and includes the personal chattels installed by or on behalf of the Tenant, in, on, or which serve, the Demised Premises, for the sole purpose of the Tenant carrying on its trade in the Demised Premises pursuant to Section 5.23 hereof and which Trade Fixtures the Tenant is permitted to remove only to the extent permitted by the terms of this Lease, but Trade Fixtures do not include Leasehold Improvements or any inventory of the Tenant; and

(xxix) YEAR

"Year" means a calendar year.

SECTION 1.03 EFFECT OF HEADINGS, ETC.

The division of this Lease into Articles and Sections and the insertion of headings and marginal notes are for convenience of reference only and shall not affect the construction or interpretation of this Lease.

SECTION 1.04 GOVERNING LAW

This Lease shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and shall be treated in all respects as an Ontario contract.

SECTION 1.05 SEVERABILITY

If any provision of this Lease, or the application thereof to any circumstances, shall be held to be invalid or unenforceable, then the remaining provisions of this Lease, or the application thereof to other circumstances, shall not be affected thereby and shall be held valid and enforceable to the full extent permitted by law.

SECTION 1.06 JOINT COVENANTS AND GRAMMATICAL CHANGES

All covenants herein contained shall be construed as being joint and several where there is more than one Tenant, and when the context so requires or permits, the singular number shall be read as if the plural were expressed, and the neuter gender as if the masculine or feminine, as the case may be, were expressed.

SECTION 1.07 NET LEASE

It is the intention of the Landlord and the Tenant and it is hereby agreed by them that, the Tenant shall pay all Rent to be paid hereunder to the Landlord without any deduction, abatement or set-off whatsoever; and notwithstanding any statutory or other provisions, all charges, expenses, payments and costs of every nature and kind whatsoever incurred in respect of the Demised Premises or for any matter of thing affecting the Demised Premises shall (unless otherwise expressly stipulated herein to the contrary) be bome by the Tenant so that the Rent herein provided for shall be absolutely net to the Landlord. The Landlord shall not be responsible for any charge, claim or liability whatsoever in connection with the Demised Premises except as expressly provided in this Lease.

                       ARTICLE II - DEMISE, TERM AND RENT

SECTION 2.01 DEMISE

(A) In consideration of the rents, covenants and agreements hereinafter reserved and contained on the part of the Tenant, the Landlord does demise and lease unto the Tenant all those premises on those floor(s) of the Building set out in Section 1.01(vi) (hereinafter called the "Demised Premises") comprising the number of square feet of Rentable Area specified in Section 1.01(vi) as shown outlined in red on the plan attached hereto as Schedule "B".

(B) The Tenant acknowledges and agrees that taking possession of all or any part of the Demised Premises by the Tenant shall be conclusive evidence as against the Tenant that the Demised Premises or such part thereof are in good and satisfactory physical and environmental condition on the date of taking possession, and that all undertakings, if any, of the Landlord to alter, remodel or improve the Demised Premises or the Building, and all representations, warranties, agreements, covenants and conditions, if any, by the Landlord respecting the condition of the Demised Premises or the Building have been fully satisfied and performed by the Landlord.

SECTION 2.02 TERM

To Have and To Hold the Demised Premises for and during the term of years, months and days specified in Section 1.01(vii) to be computed from October 1, 2001 (the "Commencement Date"), and subject to earlier termination in accordance with the provisions hereof.

SECTION 2.03 BASIC RENT

Yielding and paying therefor yearly and every year during the Term unto the Landlord the amount specified in Section 1.01 (ix) of lawful money of Canada, to be payable in advance in equal monthly instalments of the amount specified in
Section 1.01(x) each on the first day of each calendar month during the Term to the Landlord at the office of the Landlord's building manager or at such other place as the Landlord shall hereafter designate, the first of such payments to be made on the Commencement Date or on the first day of the month next following the Commencement Date if the Commencement Date is not on the first day of the month. Provided that if the Term contains a broken calendar month, Basic Rent for the broken calendar month shall be payable on the first day (within the Term) of the broken calendar month as the instalment for the broken calendar month in an amount equal to the amount of a monthly instalment otherwise payable under this Section adjusted pro-rata.

SECTION 2.04 ELECTRONIC FUNDS TRANSFER

(A) The Landlord may, at its option, upon notice to the Tenant require the Tenant at least thirty (30) days prior to the Commencement Date, or at any time thereafter to execute and deliver to, and in the form submitted by the Landlord, any documents, instruments, authorizations or certificates required to give effect to an automated debiting system, whereby such Rent as is payable by equal monthly instalments under this Lease shall be debited monthly, or from time to time, as determined by the Landlord from the Tenant's bank account and credited to the Landlord's bank account, and the Tenant shall promptly pay all service fees and other charges in connection therewith (and if the Tenant changes its bank or financial institution from which such payments are automatically debited, the Tenant shall immediately notify the Landlord in writing and ensure that such automatic debited system applies to the new bank or financial institution to which the Tenant has changed, so that there is no gap in the continuity of such payments to the Landlord).

SECTION 2.05 DEPOSIT

The Landlord hereby acknowledges receipt from the Tenant of the sum specified in
Section 1.01(xi), which shall be held by the Landlord, without liability for interest, as security for the faithful performance by the Tenant of all terms, covenants and conditions of this Lease by the Tenant to be kept, observed and performed. If at any time during the Term the Basic Rent or any other sums payable by the Tenant to the Landlord hereunder are overdue and unpaid, or if the Tenant fails to keep and perform any of the terms, covenants and conditions of this Lease to be kept, observed and performed by the Tenant, then the Landlord, at its option, may, in addition to any and all other rights and remedies provided for in this Lease, at law, or in equity appropriate and apply the Deposit, or so much thereof as is necessary to compensate the Landlord for loss or damage sustained or suffered by the Landlord due to such breach on the part of the Tenant. If the Deposit, or any portion thereof, is appropriated and applied by the Landlord for the payment of overdue Rent, or other sums or otherwise, then the Tenant shall, upon written demand of the Landlord, forthwith remit to the Landlord a sufficient amount in cash to restore the Deposit to the original sum deposited. If the Tenant complies with all of the terms, covenants and conditions and promptly pays all of the Rent, the unused portion of the Deposit shall be either applied towards the payment of the Rent for the last month of the Term or returned in full to the Tenant at the end of the Term or any extension thereof or upon the earlier termination of this Lease. The Landlord may deliver the Deposit to any purchaser of the Landlord's interest in the Demised Premises if such interest is sold and thereupon the Landlord shall be discharged from any further liability with respect to the Deposit.

SECTION 2.06 RECOVERY OF ADDITIONAL RENT

Any Additional Rent and other payments by the Tenant contemplated by this Lease shall be deemed to be treated as Rent and payable and recoverable as Rent, and the Landlord shall have (in addition to any other right or remedy) the same rights and remedies in the event of default by the Tenant in payment of any amount payable by the Tenant hereunder as the Landlord would have in the case of default by the Tenant in payment of Rent.

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                                       5

                               ARTICLE III - TAXES

SECTION 3.01 PAYMENT OF TAX FOR THE YEAR

The Tenant shall, in each Year of the Term, pay the Tenant's Share of Tax for the Year in the manner hereinafter provided. The Tenant shall only be required to pay a part of Tenant's Share of Tax for the Year which relates to a fiscal period of the taxing authority a part of which is included in a period prior to the commencement, or after the expiration, of the Term, proportionate to that part of such fiscal period within the Term. The Tenant shall pay the Landlord, at the time that the payment of Basic Rent reserved hereunder is due and payable, on account of the obligation of the Tenant to pay the Tenant's Share of Tax for the Year, one-twelfth (1/12th) of the Landlord's reasonable estimate of the amount of Tenant's Share of Tax for the Year (reduced proportionately as hereinbefore provided, where applicable) until the date of mailing of the tax bill or the month in which the Tenant's Share of Tax for the Year can be determined. Commencing on the first day of the month next following the mailing of the tax bill or in which the Tax for the Year can be determined, the Landlord may change any of such monthly payments such that the Landlord shall at all times have received payment of sufficient amounts from the Tenant to pay the instalments of the Tenant's Share of Tax for the Year when due. The Landlord shall provide the Tenant as soon as reasonably possible with particulars of calculations of the Tenant's Share of Tax for the Year.

In the computation of the Tenant's Share of Tax for the Year, the Tenant shall not be entitled to any reduction in its tax arising from any vacant space rebate which the Landlord obtains from any governmental agency resulting from vacant space in the Building during the Term of the Lease.

SECTION 3.02 CONTESTATION OF TAX FOR THE YEAR

The Tenant shall have at any time the right to contest any tax, rate (including local improvement rates), assessment or other charge against the Demised Premises if such contestation will not involve any forfeiture, foreclosure, escheat, sale or termination of the title of the Landlord, or any part thereof, and provided further that all such proceedings shall be prosecuted with all due diligence and dispatch. The Tenant will pay the cost of any such contestation and also pay the Landlord on demand, all proper costs, penalties, interest or other charges payable as a result of or incidental to such contestation. Notwithstanding such contestation by the Tenant, the Tenant shall continue to pay to the Landlord the Tenant's Share of Tax for the Year in the manner hereinbefore set out. Should, as a result of such contestation, the amount of Tax payable by the Landlord be decreased as a result of such contestation or appeal, the Landlord hereby agrees to reimburse the Tenant accordingly.

                          ARTICLE IV - OPERATING COSTS

SECTION 4.01 PAYMENT OF COMMON EXPENSES

During the Term, the Tenant shall pay to the Landlord the Tenant's Share of Common Expenses as follows:

(i) before the commencement of each Year or each fiscal period adopted by the Landlord, the Landlord shall reasonably estimate the Common Expenses for such period and so notify the Tenant, and the Tenant shall pay one-twelfth (1/12th) of the estimated Tenant's Share of Common Expenses with each monthly instalment of rental payable throughout that period (which monthly payments shall be adjusted if the Landlord, acting reasonably, subsequently re-estimates Common Expenses for such period or the remaining portion thereof); and

(ii) the actual amount of Common Expenses for such period and the Tenant's Share of Common Expenses shall be certified by the Landlord within a reasonable period of time after the expiration of such period, and such certificate (the "Certificate") shall show in reasonable detail the information relevant and necessary for the exact calculation and determination of these amounts and shall be binding upon the parties.

SECTION 4.02 ADJUSTMENT OF TENANT'S SHARE OF COMMON EXPENSES

An adjustment between the estimated and the actual Common Expenses will be made between the parties within twelve (12) days after the delivery of the Certificate by the Landlord. If the Tenant has paid in excess of the amounts due, the excess shall be credited by the Landlord against Rent then or in the future owing by the Tenant under this Lease. If the amount the Tenant has paid is less than the amounts due, the Tenant agrees to pay such additional amounts due with the next monthly instalment of Basic Rent. This provision shall survive the expiration or earlier termination of this Lease. Failure of the Landlord to render any Certificate under Subsection 4.01 (ii) shall not:

(i) prejudice the Landlord's right to render such Certificate thereafter or with respect to any other period, or

(ii) relieve the Tenant from its obligations hereunder. The rendering of any such Certificate shall also not affect the Landlord's right subsequently to render an amended or corrected Certificate.

SECTION 4.03 BROKEN PERIOD

If only part of a Year or of a fiscal period adopted by the Landlord is included within the Term, for the calculation of Common Expenses any amounts payable on account of Tenant's Share of Common Expenses for that period shall be reduced proportionately.

                          ARTICLE V - TENANTS COVENANTS

SECTION 5.01 RENT

The Tenant covenants with the Landlord to pay Basic Rent and Additional Rent.

SECTION 5.02 BUSINESS AND OTHER TAXES

The Tenant covenants with the Landlord to pay, as and when the same become due, all, income and other taxes, charges, rates, duties, and assessments from time to time levied, imposed, assessed or payable by the Tenant in respect of the use and/or occupancy of the Demised Premises.

The Tenant covenants with the Landlord to pay to the Landlord an amount equal to any and all Goods and Services Taxes, sales taxes, value added taxes, business transfer taxes, or any other taxes imposed on the Landlord with respect to Basic Rent or Additional Rent, or in respect of the rental of the Demised Premises under this Lease, whether characterized as a Goods and Services Tax, sales tax, value added tax, business transfer tax or otherwise; the amount of such taxes so payable by the Tenant to be calculated by the Landlord in accordance with the applicable legislation and to be paid to the Landlord at the same time as the amounts to which such taxes apply are payable by the Landlord or upon demand at such other time or times as the Landlord from time to time determines; and, notwithstanding any other Section or clause in this Lease, the amount of such taxes so payable by the Tenant shall be deemed not to be Rent but the Landlord shall have all the same remedies for and rights of recovery of such amount as it has for recovery of Rent under this Lease.

SECTION 5.03 ELECTRIC CURRENT AND OTHER UTILITIES

(A) The Tenant covenants with the Landlord to pay the cost of electric current and other utilities including lighting, gas, telephone, water, heating and air-conditioning, supplied to the Demised Premises outside of normal business hours as reasonably determined by the Landlord.

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                                       6

(B) The Tenant covenants with the Landlord to pay the cost of any electrical fixtures, ballasts, tubes and bulbs used to replace those installed in the Demised Premises at the commencement of the Term, together with an amount equal to fifteen percent (15%) of such costs representing the Landlord's overhead and administrative costs.

(C) The Tenant shall, if requested by the Landlord, make monthly payments to the Landlord throughout the Term on account of its obligations under this
      Section 5.03 on the basis of estimates of the Landlord, acting reasonably, from time to time.

(D)   Normal business hours shall mean 7:00 a.m. to 6:00 p.m. Monday to Friday.

SECTION 5.04 CLEANLINESS AND GARBAGE

The Tenant covenants with the Landlord to keep the Demised Premises in a tidy, clean and sanitary condition and to observe all rules, regulations and directions of building inspectors, health, fire or other municipal or other officers, agencies or departments and of the Landlord relating to cleanliness, sanitation, garbage removal, refrigeration of all perishable garbage and maintenance of the Demised Premises. In addition to the foregoing, the Landlord may from time to time designate the areas and manner in which and the times at which the Tenant shall deposit garbage.

SECTION 5.05 REPAIRS AND MAINTENANCE

The Tenant covenants with the Landlord to decorate and to make all repairs and replacements to and to maintain in first class order and repair the Demised Premises and its appurtenances, fixtures and equipment, doors and hardware attached thereto and plate glass and all Tenant's Improvements, at the Tenant's own expense throughout the Term, except only for Structural Repairs, for repairs necessitated by damage for which the Landlord has insured or is obligated to insure pursuant to this Lease (unless such repairs are necessitated by the acts or omissions of the Tenant, its agents, employees, invitees or licensees). The Tenant covenants that all redecoration, repairs and replacements will be done with the due diligence and dispatch to a standard of materials and workmanship at least equivalent to that existing on the Commencement Date.

SECTION 5.06 CONDITION OF PREMISES ON TERMINATION

The Tenant covenants with the Landlord to leave the Demised Premises in the state of repair required to be maintained by the Tenant during the Term upon vacating the Demised Premises at the end or sooner termination of the Term.

SECTION 5.07 LANDLORD MAY INSPECT

The Tenant covenants with the Landlord to permit the Landlord or its authorized agents or employees or representatives of any of the Landlord's mortgagees to enter and view the state of repair of the Demised Premises during all Normal Business Hours and during any emergency and to forthwith repair and maintain according to notice in writing from the Landlord or its agents or employees.

SECTION 5.08 REPAIRS WHERE TENANT AT FAULT

The Tenant covenants with the Landlord that if the Building or any part thereof, including the Demised Premises, gets out of repair or becomes damaged or destroyed through the negligence, carelessness or misuse of the Tenant, its agents, employees, invitees or licensees in any way stopping up or damaging the heating apparatus, elevators, water pipes, drainage pipes or other equipment or part of the Building, the expense of all necessary repairs, replacement or alterations shall be borne by the Tenant as Additional Rent plus a further 15% of the costs thereof representing the Landlord's overhead costs, who shall pay the same to the Landlord forthwith on demand.

SECTION 5.09 ASSIGNMENT AND SUBLETTING

(A) The Tenant covenants with the Landlord not to permit the whole or any part of the Demised Premises to be used or occupied by any person, including any licensee or concessionaire, other than the Tenant or anyone otherwise permitted hereunder. The Tenant covenants with the Landlord not to assign this Lease or sublet the whole or any part of the Demised Premises without the prior written consent of the Landlord, such consent not to be unreasonably withheld, provided it shall not be unreasonable for the Landlord to withhold its consent if:

      (i) such assignment or subletting would breach the obligations of the Landlord to other tenants in the Building,

      (ii) such offer provides for a rental which is less than the rent payable under this Lease,

      (iii) in the Landlord's opinion the financial background, type of business, business history and capability of the proposed subtenant is not satisfactory; and

      (iv) such offer is made by, or the proposed assignment is in favour of, any existing Tenant in the Building.

(B) The Landlord shall be entitled to withhold consent arbitrarily if the Landlord exercises the right hereinafter set out in clause (C) of this
      Section 5.09;

(C) If the Tenant requests the Landlord's consent to an assignment of this Lease or to a subletting of the whole or any part of the Demised Premises (provided that in the case of part only of the Demised Premises, such part must have perimeter walls and a separate entrance directly from the Common Areas) to any person, firm or corporation, the Tenant shall submit to the Landlord the name of the proposed assignee or subtenant and such information as to the nature of its business and its financial responsibility and standing as the Landlord may reasonably require. Upon the receipt of such request and information from the Tenant the Landlord shall have the right, exercisable in writing within 14 days after such receipt, to cancel and terminate this Lease if the request is to assign this Lease or to sublet all of the Demised Premises or, if the request is to sublet a portion of the Demised Premises only, to cancel and terminate this Lease with respect to such portion, in each case as of the date set forth in the Landlord's notice of exercise of such which shall be neither less than 60 nor more than 120 days following the service of such notice;

(D) If the Landlord shall exercise its right under clause (C) of this Section 5.09, the Tenant shall surrender possession of the entire Demised Premises or the portion which is the subject of the right, as the case may be, on the date set forth in such notice in accordance with the provisions of this Lease relating to surrender of the Demised Premises at the expiration of the Term. If this Lease shall be cancelled as to a portion of the Demised Premises only, the Rent payable by the Tenant under this Lease shall be abated proportionately. If the Landlord shall not exercise the right to cancel this Lease as above provided after the receipt of the Tenant's written request, then the Landlord's consent to such request shall not be unreasonably withheld, provided it shall not be unreasonable for the Landlord to withhold its consent if in the case of an assignment, the Landlord's consent thereto shall be subject to the assignee agreeing in writing with the Landlord to be bound by this Lease as if such assignee had originally executed this Lease as Tenant;

(E) In no event shall any assignment or subletting to which the Landlord may have consented release or relieve the Tenant from its obligations fully to perform all the terms, covenants and conditions of this Lease on its part to be performed;

(F) Sales, transfers or other dispositions aggregating fifty percent (50%) or more of the capital or voting stock of the Tenant (if the Tenant is a non-public corporation) or transfers aggregating fifty percent (50%) or more of the Tenant's partnership interest (if the Tenant is a partnership) shall be deemed to be an assignment of this Lease. The Tenant will make available to the Landlord or its agents all corporate or partnership books and records of the Tenant for inspection at all reasonable times. As used in the foregoing sentence, the word Tenant" shall also mean any entity which has guaranteed the Tenant's obligations under this Lease and the prohibition hereof shall be applicable to any sales or transfers of the stock or partnership interest of such guarantor;

(G) The Tenant shall not display, advertise or offer the whole or any part of the Demised Premises for the purposes of assignment or subletting and shall not permit any broker or other party to so do unless the complete text and format of any such display, advertisement or offer shall have first been approved in writing by the Landlord. Without in any way restricting or limiting the Landlord's right to refuse any text and format on other grounds, any text and format proposed by the Tenant shall not contain any reference to the rental rate for the Demised Premises; and

(H) Whether or not the Landlord consents to any assignment or subletting as aforesaid, the Tenant shall pay to the Landlord all costs incurred by the Landlord in considering any request by the Tenant for such consent and in completing any of the documentation involved, including all legal costs.

(I) Notwithstanding the above, the Tenant shall not require the consent of the Landlord if the assignment or sublet is to any affiliated entity of the Tenant's.

SECTION 5.10 RULES AND REGULATIONS

The Tenant covenants with the Landlord to observe the rules and regulations set out in Schedule "C" (the "Rules and Regulations") and all other rules and regulations as the Landlord may from time to time make for the operation, reputation, safety, care or cleanliness of the Building, the Common Areas and the Demised Premises, the operation and maintenance of equipment, the use of the Common Areas, the hours of business, the lighting of premises, the display of signs visible outside the Demised Premises, other matters affecting the operation of the Building and the Demised Premises and the establishing and maintaining of a suitable image for the Building, provided, however, that such Rules and Regulations are reasonable and consistent with the provisions of this Lease. Nothing in this Lease shall be construed to impose upon the Landlord any obligation to enforce the Rules and Regulations, or the terms, covenants or conditions in any other lease, against any other tenant, and the Landlord shall not be liable to the Tenant for violation of the same by any other tenant, its servants, employees, agents, invitees or licensees.

SECTION 5.11 OBSERVANCE OF THE LAW

The Tenant will, at its expense, and subject to Section 5.05:

(A) Comply with all provisions or changes of laws and other requirements of all governmental bodies which pertain to or affect the Demised Premises or require or govern the making of any repairs, clean-ups, alterations or other changes of or to the Demised Premises or the Tenant's use of it including promptly complying with all laws, rules, regulations and directions regulating the use, generation, release, storage, transportation or disposal of any hazardous materials;

(B) Obtain all necessary permits, licences and approvals relating to the use of the Demised Premises and the conduct of business therein, including, without limitation, those required under the applicable provincial or federal Business Corporations Act(s) and the Investment Canada Act (Canada);

(C) Comply with all present and future laws regarding the collection, sorting, separation and recycling of waste products, garbage, refuse and trash. The Tenant shall, at its expense, sort and separate such waste products, garbage, refuse and trash into such categories as provided by law. The Landlord reserves the right to refuse to collect or accept from the Tenant any waste products, garbage, refuse or trash that is not separated and sorted as required by law, and to require the Tenant to arrange for such collection at the Tenant's expense, utilizing a contractor satisfactory to the Landlord. The Tenant shall pay all costs, expenses, fines, penalties or damages that may be imposed on the Landlord or the Tenant by reason of the Tenant's failure to comply with provisions of this Section 5.11(C) and, at the Tenant's expense, shall promptly indemnify, defend (utilizing counsel satisfactory to the Landlord) and hold the Landlord harmless from and against all Claims arising from such non-compliance,

(D) Indemnify, defend (utilizing counsel satisfactory to the Landlord) and hold harmless the Landlord and Landlord's respective officers, directors, beneficiaries, shareholders, partners, agents, employees and all other Persons for whom the Landlord is in law responsible from all Claims (including, without limitation, (1) the costs of defending or counter-claiming or claiming over against third parties in respect of any action or matter, and (2) any cost, liability or damage arising out of a settlement of any action entered into by the Landlord with or without the consent of the Tenant) arising out of or in any way connected with any deposit, spill, discharge or other release of any hazardous materials that occurs during the term of this Lease, at, in, on, from, under or about the Demised Premises, or which arises at any time from the Tenant's use or occupancy of the Demised Premises, or from the Tenant's failure to provide all information, make all submissions, and take all steps required by any governmental authority under the laws, and all other environmental laws. The Tenant's obligations and liabilities under this sub-section 5.11(D) shall survive the expiration or earlier termination of this Lease.

SECTION 5.12 WASTE AND NUISANCE

The Tenant covenants with the Landlord not to make or suffer any waste or cause or allow to be caused any damage, disfiguration or injury to the Demised Premises or Common Areas or the fixtures and equipment thereof or permit or suffer any over-loading of the floors thereof; and not to use or permit to be used any part of the Demised Premises or Common Areas for any dangerous, noxious or offensive trade, business or other activity; and not cause or maintain any nuisance in, at or on the Demised Premises or the Common Areas.

SECTION 5.13 ENTRY BY LANDLORD

The Tenant covenants with the Landlord to permit the Landlord or its agents to enter upon the Demised Premises at any time and from time to time for the purpose of inspecting and of making repairs, alterations, improvements or additions to the Demised Premises or to the Building, or to show them to prospective purchasers, tenants or mortgagees, and the Tenant shall not be entitled to compensation for any inconvenience, nuisance or discomfort occasioned thereby. The Tenant agrees that any entry into the Demised Premises or anything done in, or to the Demised Premises by or on behalf of the Landlord pursuant to any right or remedy granted by this Lease or at law including (except where expressed by the Landlord in writing) a re-entry into the Demised Premises, or a forfeiture, surrender or termination of this Lease, or an actual or constructive eviction, or a derogation from the Landlord's grant shall not constitute a breach of any covenant for quiet enjoyment.

SECTION 5.14 EXHIBITING PREMISES

The Tenant covenants with the Landlord to permit the Landlord and its agents and those authorized by the Landlord to enter the Demised Premises at all times to exhibit the Demised Premises to prospective purchasers, mortgagees or tenants, during Normal Building Hours, during the last twelve (12) months of the Term. The Landlord may place upon the Demised Premises the usual "For Rent" sign which the Tenant shall permit to remain thereon without interference or complaint.

SECTION 5.15 LIENS

The Tenant covenants with the Landlord not to suffer or permit during the Term any mechanics', builders' or other liens for work, labour, services or materials ordered by it or for the cost of which it may be in any way obligated to attach to the Demised Premises or to the Building and/or the Lands and that whenever and so often as any such liens shall attach or claims therefor be filed, the Tenant shall within fifteen (15) days after the Tenant has notice of the claim or lien obtain the discharge thereof by payment or by giving security or in such other manner as is or may be required or permitted by law.

SECTION 5.16 ALTERATIONS

The Tenant covenants with the Landlord that the Tenant will not make or erect in or to the Demised Premises any installations, alterations, additions or partitions without submitting plans and specifications to the Landlord and obtaining the Landlord's prior written consent in each instance (and the Tenant must further obtain the Landlord's prior written consent to any change or changes in such plans and specifications submitted as aforesaid), subject to payment of the cost of the Landlord's Architect or other Landlord's Consultants, approve of such plans and specifications or change or changes thereto prior to proceeding with any work based upon such plans and specifications; such work may be

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                                       8

performed by employees of, or contracted for with contractors engaged by the Tenant, subject to all conditions which the Landlord may impose; including, without limitation, the right, at the option of the Landlord, to require that the Landlord's contractors be engaged for any structural, mechanical or electrical work. The Tenant shall promptly pay to the Landlord's contractors or the Tenant's contractor, as the case may be, when due, the cost of all such work and of all materials, labour and services involved therein and of all costs of redecoration or of alternations or additions to the Demised Premises or the Building necessitated thereby. Without limiting the generality of any of the foregoing, any work performed by or for the Tenant shall be performed by competent workmen whose trade union affiliations are not incompatible with those of any workmen who may be employed in the Building by the Landlord, its contractors or subcontractors, and shall be subject to the reasonable supervision and direction of the Landlord.

SECTION 5.17 SIGNS

Except with the prior written consent of the Landlord, which consent may be arbitrarily withheld, the Tenant shall not erect, install, display, inscribe, paint or affix any sign, notice, direction, lettering or advertising medium on any part of the outside or inside of the Building or the Demised Premises; provided that at the request of the Tenant, the Landlord will cause a sign in the building standard configuration showing the name of the Tenant to be placed at the entrance to the Demised Premises leading to the public hallway, at the cost to the Landlord, and on the directory board or boards in the Building, the colour, size, style, character and material of which shall be such as the Landlord shall determine, at the cost to the Landlord, the cost of all other signs, notices, directions, lettering and advertising medium to be paid for by the Tenant. Should the Landlord at any time object to anything not previously specifically consented to in writing by the Landlord as herein required, the Tenant shall remove the same forthwith at its own expense. At the expiration or earlier termination of this Lease, the Tenant will remove all signs, pictures, advertisements, notices, letterings or decorations installed by or on behalf of the Tenant, from the Demised Premises and the Building at the Tenant's expense and will promptly repair all damage caused by the installation or removal.

SECTION 5.18 LOCKS AND TRIMMINGS

The Landlord shall provide at its own expense a lock on the doors of the Demised Premises leading to the public hallway and shall furnish the Tenant with two (2) keys thereof and two (2) pass code cards for the Building security system (the "Pass Cards"). The Tenant may obtain additional keys and/or Pass Cards upon payment to the Landlord of the Building standard rate for same. The Tenant shall return to the Landlord all such keys and Pass Cards for the Demised Premises when vacating the Demised Premises. The Tenant covenants with the Landlord that all locks and trimmings of the doors and windows in or upon the Demised Premises shall be kept whole and whenever broken shall be immediately replaced or repaired under the direction and to the reasonable satisfaction of the Landlord and that such replacement and/or repairs shall be paid by the Tenant.

SECTION 5.19 RUBBISH

The Tenant covenants with the Landlord to keep the Demised Premises free of rubbish and debris at all times, to provide proper receptacles for waste and rubbish and at the end of each business day to leave the Demised Premises in a condition such as to reasonably facilitate the performance of the janitor services supplied by the Landlord pursuant to this Lease.

SECTION 5.20 INDEMNITY

The Tenant covenants with the Landlord to indemnify and save harmless the Landlord against and from any and all claims, demands, awards, judgements, actions, and proceedings by whomsoever made, brought or prosecuted in respect of loss or damage to or destruction of property or personal injuries, including death, and from against any and all loss of, damage to or destruction of property and expenses and costs suffered or incurred by the Landlord by reason of the act, omission, negligence or misconduct of the Tenant or any assignee or its and their servants, agents, invitees and licensees or any of them while in the course of exercising any right, licence or privilege or doing any thing which is required or permitted by reason of this Lease. If the Landlord shall be made a party to any litigation commenced by or against the Tenant, the Tenant shall hold the Landlord harmless and shall pay all costs, expenses and legal fees Incurred or paid by the Landlord in connection with such litigation.

SECTION 5.21 TENANT'S IMPROVEMENTS

The Tenant covenants with the Landlord to complete any "Tenant's Improvements" in a good and workmanlike manner.

SECTION 5.22 ENERGY CONSERVATION

The Tenant covenants with the Landlord that the Tenant will co-operate with the Landlord in the conservation of all forms of energy in the Demised Premises, and that the Tenant will comply with all laws, by-laws, regulations and requirements relating to the conservation of energy effecting the Demised Premises and/or the Building.

SECTION 5.23 USE

The Tenant covenants with the Landlord to use the Demised Premises only for the use shown in Section 1.01 (xiv).

                        ARTICLE VI - LANDLORD'S COVENANTS

SECTION 6.01 QUIET ENJOYMENT

The Landlord covenants with the Tenant that the Tenant, upon paying the Rent hereby reserved and performing and observing the covenants and provisos herein contained on its part to be performed and observed, shall peaceably enjoy and possess the Demised Premises for the Term without any interruption from the Landlord or from any other Person or Persons lawfully claiming by, from or under it.

SECTION 6.02 TAXES

The Landlord covenants with the Tenant to pay, subject to the provisions of this Lease, all Tax that may be charged, levied, rated or assessed against the Building. If, in the sole opinion and discretion of the Landlord, any Tax is not fair and equitable, the Landlord may take all steps necessary to contest or appeal the validity thereof, but the Tenant shall not postpone or omit payment of the Tenant's Share of Tax for the Year whether because of any such appeal or on-going contest or otherwise. Provided that the Landlord shall notify and account to the Tenant for any portion to which the Tenant may be entitled of any savings, refund or reduction which may be forthcoming as a result of such appeal or contest.

SECTION 6.03 REPAIRS

The Landlord covenants with the Tenant to make Structural Repairs and repairs necessitated by damage for which the Landlord has insured or is obligated to insure pursuant to this Lease (unless such repairs are necessitated by the acts or omissions of the Tenant, its agents, employees, invitees or licensees), but only to the extent of net insurance proceeds received by the Landlord.

SECTION 6.04 HEATING AND AIR-CONDITIONING

The Landlord covenants with the Tenant to provide heating and air-conditioning to the Demised Premises to an extent sufficient to maintain therein a reasonable temperature at all times during Normal Business Hours, except during the making of repairs. In no event shall the Landlord have, at any time, any obligation or liability in connection with the cessation, unavailability, interruption or suspension of any such service provided, except that repairs and maintenance work shall be carried out with reasonable dispatch so as to have the least adverse effect on the business operations of the Tenant.

SECTION 6.05 ELEVATOR SERVICE

The Landlord covenants with the Tenant to furnish, except during the making of repairs, passenger elevator service during Normal Business Hours and restricted elevator service at other times (it being agreed that operatoriess automatic elevator service shall be deemed "Elevator Service" within the meaning of this Section), and to permit the Tenant and the employees of the Tenant and all Persons lawfully requiring

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                                       9

communication with them to use such Elevator Service in common with others, but the Tenant and such employees and all other Persons using the same shall do so at their sole risk and under no circumstances shall the Landlord be held responsible for any damage or injury happening to any Person while using the same or occasioned to any Person by any elevator or any of its appurtenances. In no event shall the Landlord have, at any time, any obligation or liability in connection with the cessation, unavailability, interruption or suspension of any such Elevator Service.

SECTION 6.06 CARETAKING OF COMMON AREAS

The Landlord covenants with the Tenant to maintain and keep clean all Common Areas in the Building but, except as to the obligation to cause such maintenance and cleaning to be done, the Landlord shall not be responsible for any act of omission or commission or for any negligence on the part of the Person or Persons employed to perform such work.

SECTION 6.07 JANITORIAL SERVICES

The Landlord covenants with the Tenant to supply normal janitor services for the Demised Premises such as are in keeping with maintaining a high standard for the Building; but, except as to the obligation to cause such janitorial work to be done, the Landlord shall not be responsible for any act of omission or commission or for any negligence on the part of the Person or Persons employed to perform such work. All such work shall be done at the Landlord's direction and without any interference by the Tenant, its servants or employees.

SECTION 6.08 WASHROOMS

The Landlord covenants with the Tenant to permit the Tenant and the employees of the Tenant in common with others entitled thereto to use the washrooms of the Building which the Landlord may designate for the Demised Premises.

SECTION 6.09 LANDLORD'S WORK

The Landlord covenants with the Tenant to complete the "Landlord's Work" in Schedule "D" in accordance with the terms thereof.

                             ARTICLE VII - INSURANCE

SECTION 7.01 INCREASE IN INSURANCE RATES OR CANCELLATION OF POLICY

The Tenant covenants with the Landlord not to do or omit or permit to be done or omitted upon the Demised Premises anything which shall cause the rate of insurance upon the Building, or any part thereof, to be increased or any insurance policy on the Building, or any part thereof, to be cancelled and if the Tenant shall be in breach of these provisions, the Tenant shall not only be responsible for all consequences flowing therefrom and shall indemnify the Landlord in respect thereof, but also:

(i) if the rate of insurance on the Building, or any part thereof, be increased by reason of the use made of the Demised Premises or by reason of anything done or omitted or permitted to be done or omitted by the Tenant or anyone permitted by the Tenant to be upon the Demised Premises, the Tenant will pay to the Landlord on demand the amount of such increase; and

(ii) if any insurance policy upon the Building, or any part thereof, shall be cancelled or threatened to be cancelled by the insurer by reason of the use or occupation of the Demised Premises or any part thereof by the Tenant or by any assignee or subtenant of the Tenant or by anyone permitted by the Tenant to be upon the Demised Premises, the Landlord may, at its option, terminate this Lease forthwith by leaving upon the Demised Premises notice in writing of its intention so to do and thereupon Rent and any other payments for which the Tenant is liable under this Lease shall be apportioned and paid in full to the date of such determination and the Tenant shall immediately deliver up possession of the Demised Premises to the Landlord and the Landlord may re-enter and take possession of the same.

SECTION 7.02 LANDLORD'S INSURANCE - MANDATORY

The Landlord shall take out and maintain to the full replacement value, fire and other hazard insurance, as the Landlord in its sole discretion may deem advisable, on the Building, excluding any property thereon with respect to which the Tenant or other tenants are obligated to insure, and its own general liability insurance, including general liability insurance in respect of the Common Areas in an amount no less than $10,000,000.00 in respect of any injury to or death of one or more persons and loss or damage to the property of others, the costs of which shall be included in Common Expenses.

SECTION 7.03 LANDLORD'S INSURANCE - OPTIONAL

The Landlord reserves the right to take out and maintain any insurance which the Landlord may deem necessary or advisable, including without limitation, loss of rental insurance, all risks insurance on a replacement cost basis, plate glass insurance and loss of use and occupancy under its boiler coverage, the costs of which shall be included in Common Expenses.

SECTION 7.04 TENANT'S INSURANCE

Throughout the Term, the Tenant shall take out and maintain at his own expense in the name of the Tenant and the Landlord, in such form and with such companies as the Landlord may reasonably require:

(i) comprehensive general liability insurance of not less than $2,000,000.00 combined limit in respect of bodily injury or death and property damage arising out of the Tenant's business and/or use and occupancy of the Demised Premises showing the Landlord and any mortgagee of the Landlord as additional named insureds as their respective interests may appear with a severability of interest and a cross-liability clause and with the following extensions: owner's and/or contractor's protective, products and completed operations, medical payments, occurrence property damage, broad form property damage including completed operations, contingent employer's liability or employer's liability, broad form automobile, employees as additional named insureds, personal injury, blanket contractual;

(ii) insurance upon the Tenant's furniture, fixtures. Leasehold improvements and Trade Fixtures and stock-in-trade on the Demised Premises in an amount not less than the full replacement value thereof with coverage against at least the perils of fire and standard extended coverage;

(iii) machinery insurance on a blanket repair and replacement basis with limits for each accident in an amount not less than the replacement cost of all Leasehold improvements and of all air-conditioning equipment and miscellaneous electrical apparatus owned or operated by the Tenant or by others (other than the Landlord) on behalf of the Tenant in the Demised Premises, or relating to or serving the Demised Premises;

(iv) business interruption insurance with at least twelve (12) months indemnity in an amount sufficient to reimburse the Tenant for loss of earnings attributable to perils insured against under Sections 7.04(i), 7.04(ii) and 7.04 (iii); and

(v) any other form of insurance as the Landlord, acting reasonably, or any mortgagee of the Landlord, requires from time to time in form, in amounts and for insurance risks against which a prudent tenant would insure.

The aforesaid insurance shall exclude the exercise of any claim by the Tenant's insurer against the Landlord by subrogation and shall provide that such insurance may not be terminated, cancelled or materially altered unless 30 days' written notice of such termination, cancellation or material alteration is given by the insurers to the Landlord, and any mortgagee of the Landlord. The Tenant shall, prior to gaining entry to all or part of the Demised Premises, deliver to the Landlord certificates of such insurance, or the original or certified copy of such insurance policies.

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                                       10

                      ARTICLE VIII - DAMAGE AND DESTRUCTION

SECTION 8.01 DAMAGE TO DEMISED PREMISES AND BUILDING

If during the Term the Demised Premises or the Building shall be damaged or destroyed by fire, lightning, tempest, explosion, acts of God or the Queen's enemies, structural defects or weakness, impact of aircraft, riots or insurrection or other casualty, then the following provisions shall have effect:

(i) if the Demised Premises or other parts of the Building shall be so badly damaged so as to render the Demised Premises unfit for the Tenant's use and occupancy and shall be incapable, with reasonable diligence, of being repaired within 180 days from the happening of such damage, or If such damage shall occur during the last Lease Year of this Lease, the Landlord may declare the Term to be forthwith terminated and the Tenant shall immediately surrender the Demised Premises to the Landlord and shall pay Rent only to the time of such injury, and the Landlord may re-enter and repossess the Demised Premises discharged from this Lease and may remove all Persons therefrom;

(ii) if the Demised Premises or other parts of the Building shall be damaged or destroyed as aforesaid and the Lease shall not have been terminated pursuant to clause (i), or if the Demised Premises or other parts of the Building shall be capable, with reasonable diligence, of being repaired and rendered fit for the Tenant's use and occupancy within 180 days from the happening of such damage as aforesaid, the Landlord and/or the Tenant, as the case may be, according to the nature of the damage and their respective obligations to repair as provided in Sections 6.03 and 5.05, shall repair such damage, and:

      (A) if the damage is such as to render the Demised Premises wholly unfit for occupancy during the process of such repairs, then the Rent hereby reserved shall not run or accrue after such damage or while the process of repair is going on and the Rent shall recommence immediately after such repairs have been completed (provided that with respect to any repairs to be carried out by the Tenant, such repairs shall be deemed to be completed when such repairs would have been completed if the Tenant had proceeded with due diligence and dispatch); or

      (B) if the damage is so slight that the Demised Premises are partially fit for occupancy and use for the purposes of the Tenant's business, then until damage has been repaired the Rent hereby reserved shall abate only in proportion to the extent that possession and enjoyment are interfered with and until such possession and enjoyment are fully restored (provided that with respect to any repairs to be carried out by the Tenant, such repairs shall be deemed to be completed when such repairs would have been completed if the Tenant had proceeded with due diligence and dispatch); and

(iii) the certificate of the Landlord's Architect as to the extent to which the Demised Premises are fit for occupancy, as to whether any such damage can or cannot be repaired within a period of 180 days from the happening of any such damage or as to the completion of repairs shall be final and binding upon the parties hereto as to the facts as certified.

SECTION 8.02 DAMAGE TO PROPERTY

The Landlord shall not be liable or responsible in any way for any loss of or damage to any property belonging to the Tenant or to employees of the Tenant or to any other Person while such property is in or upon the Demised Premises or in the Building unless such loss or damage shall have been caused by the negligence of the Landlord or of its employees, servants or agents; but, notwithstanding the foregoing, in no event shall the Landlord be liable for any damage to any such property caused by steam, water, rain or snow which may leak into, issue or flow from any part of the Building or from the water, steam or drainage pipes or plumbing works of the Building or from any other place or quarter or for any damage caused by or attributable to the condition or arrangement of any electric or other wiring or for any damage caused by anything done or omitted to be done by any other tenant.

              ARTICLE IX - TENANT'S DEFAULT AND LANDLORD'S REMEDIES

SECTION 9.01 DEFAULT OF TENANT

(A)   An "Event of Default" occurs whenever:

      (i) the Tenant defaults in the payment of Rent or Sales Taxes and the default continues for five (5) days after the day appointed for payment thereof, although no demand shall have been made therefor;

      (ii) the Tenant commits a breach of, or fails to observe or perform any covenant or condition of this Lease other than a breach specified below in Section 9.01(A)(iii) and the breach is not remedied within ten (10) days (or such longer period of time as may be required under the Commercial Tenancies Act) after written notice to the Tenant; or

      (iii) any of the following events occurs and the Landlord gives to the Tenant whatever notice is required, if any, under the Commercial Tenancies Act (Ontario):

            (a) the Tenant, or a Person carrying on business in the whole or in any part of the Demised Premises, or any Guarantor becomes bankrupt or insolvent or takes the benefit of any statute for bankrupt or insolvent debtors or makes any proposal, assignment or arrangement with its creditors; or

            (b) a receiver, an interim receiver, a receiver and manager, a liquidator or like Person is appointed for all or a part of the property of the Tenant, or of another Person carrying on business in the Demised Premises, or of any Guarantor; or

            (c) steps are taken or proceedings are instituted for the dissolution, winding up or other termination of the Tenant's or any Guarantor's existence or the liquidation of their respective assets; or

            (d) property is sold, disposed of or removed from the Demised Premises so that there does not remain sufficient property on the Demised Premises available for distraint, free and clear of any lien, charge or other encumbrance ranking ahead of the Landlord's right of distress, to satisfy the Rent due or accruing for at least twelve (12) months; or

            (e) the Demised Premises are vacant or unoccupied for five (5) consecutive days; or

            (f) the Tenant makes or attempts to make a sale in bulk of any of its assets, wherever situated (other than a bulk sale made to a transferee permitted under this Lease); or

            (g) the Tenant vacates or abandons or attempts to vacate or abandon (either actually or constructively) the Demised Premises or any part thereof, or the Landlord has reasonable cause to believe that the Tenant Intends to vacate or abandon or attempt to vacate or abandon the Demised Premises or any part thereof, or

            (h) the Demised Premises or any part thereof are used by any Persons other than such as are entitled to use them under the terms of this Lease; or

            (i) the Tenant effects or attempts to effect an assignment or sublease or a change in the effective voting control of Tenant that is not permitted by this Lease; or

            (j) the Tenant fails to carry on business in the Demised Premises pursuant to the terms of this Lease; or

            (k) the Tenant fails to acquire and retain the insurance required under this Lease or to pay the premiums for such Insurance; or

            (l) any insurance policies covering all or any part of the Building are actually or threatened to be cancelled or adversely changed as a result of any use or occupancy of the Demised Premises; or

            (m)   re-entry is permitted under any other terms of this Lease; or

            (n) the Tenant is convicted or charged under any applicable environmental legislation in connection with its use or occupation of the Demised Premises; or

            (o) this Lease or any of the Tenant's assets on the Demised Premises are taken or seized under a writ of execution, an assignment, pledge, charge, debenture, or other security instrument.

(B) Upon the occurrence of an Event of Default under this Lease, the Landlord, in addition to any other rights or remedies it has pursuant to this Lease or at law, shall have the immediate right of re-entry upon the Demised Premises and it may repossess the Demised Premises and enjoy them as of its former estate, and the Tenant hereby agrees that Landlord may expel all Persons and remove all property from the Demised Premises and that such property may, at the Landlord's option, be removed and:

      (i) sold or disposed of by the Landlord by public auction or otherwise, and either in bulk or by individual item, all as the Landlord in its sole discretion may decide, and the Tenant agrees that the proceeds of such sale or disposition shall be applied by the Landlord in the same manner as set out in Section 9.02(B) hereof, in so far as applicable, or

      (ii) stored in a public warehouse or elsewhere at the cost and for the account of the Tenant, all without service of notice by the Landlord to the Tenant thereof or resort by the Landlord to legal process and without the Landlord being considered guilty of trespass or becoming liable or responsible for any injury or any loss or damage which may be occasioned thereby, or any claim for damages.

(C)   The Tenant hereby irrevocably waives

      (i) the benefit of any present or future laws, statutory or otherwise, which in any way may take away, limit or diminish the Landlord's right to terminate this Lease or re-enter into possession of the Demised Premises in pursuance of its rights or remedies as set forth in this Lease, and

      (ii) any and all rights of redemption granted by or under any present or future laws, statutory or otherwise, in the event of the Tenant's being evicted or dispossessed for any cause, or in the event of the Landlord's obtaining possession of the Demised Premises by reason of the violation by the Tenant of any of the terms or conditions of this Lease or other-wise.

SECTION 9.02 RIGHT TO RELET

(A) If the Landlord elects to re-enter the Demised Premises as herein provided, or if it takes possession pursuant to legal proceedings or pursuant to any notice provided for by law, it may either terminate this Lease (by leaving in or upon the Demised Premises or affixing to an entrance door to the Demised Premises a notice terminating this Lease) or it may from time to time without terminating this Lease, as agent for the Tenant or otherwise, make such alterations and repairs as are necessary in order to relet the Demised Premises or any part thereof for such term or terms (which may be for a term extending beyond the Term) and at such Rent and upon such other terms, covenants and conditions as the Landlord in its sole discretion considers advisable.

(B) Upon each such reletting all Rent received by the Landlord from such reletting shall be applied, first to the payment of any indebtedness other than Rent due hereunder from the Tenant to the Landlord; second, to the payment of any costs and expenses of such reletting including brokerage fees and solicitor's fees and of costs of such alterations and repairs; third, to the payment of Rent due and unpaid hereunder; and the residue, if any, shall be held by the Landlord and applied in payment of future Rent as the same becomes due and payable hereunder. If such Rent received from such reletting during any month is less than that to be paid during that month by the Tenant hereunder, the Tenant shall pay any such deficiency, which shall be calculated and paid monthly in advance on or before the first day of each and every month.

(C) No such re-entry or taking possession of the Demised Premises by the Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention is given to the Tenant.

(D) Notwithstanding any such reletting without termination, the Landlord may at any time thereafter elect to terminate this Lease for such previous breach.

(E) If the Landlord at any time terminates this Lease for any breach, in addition to any other remedies it may have, it may recover from the Tenant all damages it incurs by reason of such breach, including, without limitation, the cost of recovering the Demised Premises, solicitors fees (on a solicitor and client basis) and including the worth at the time of such termination of the excess, if any, of the amount of Rent and charges equivalent to Rent required to be paid pursuant to this Lease for the unexpired remainder of the Term, had it not been terminated, over the then reasonable rental value of the Demised Premises for the remainder of the Term, plus the unamortized portion of any allowance, concession or inducement paid by the Landlord under the terms of this Lease or otherwise, all of which amounts shall be immediately due and payable by the Tenant to the Landlord.

(F) If such termination or re-entry takes place, the annual Rent for the purpose of calculating the Landlord's damages will be considered to be equal to the aggregate of

      (i)   the annual Basic Rent specified in this Lease; and

      (ii) all Additional Rent as calculated for the twelve (12) month period, proceeding the termination or re-entry.

(G) In any of the events referred to in this Section 9.02 hereof, in addition to any and all other rights, including the rights referred to in this Section and in Section 9.01 hereof, the full amount of the current month's instalment of Basic Rent and Additional Rent including, without limitation, the aggregate of the monthly contributions towards the Tenant's Share of Taxes, utilities, the Tenant's Share of Common Expenses, and any other payments required to be made monthly hereunder, together with the next three (3) months' instalments of Basic Rent and the aggregate of such Additional Rent payments for the next three (3) months, all of which shall be deemed to be accruing due on a day-to-day basis, shall immediately become due and payable as accelerated Rent, and the Landlord may Immediately distrain for the same, together with any Rent arrears then unpaid.

(H) The Tenant's obligations under Section 9.01 and 9.02 hereof shall survive the expiration or earlier termination of this Lease.

SECTION 9.03 INTEREST ON OVERDUE PAYMENTS AND ADMINISTRATIVE FEE

The Tenant shall pay to the Landlord Interest at that rate per annum which is three percent (3%) in excess of the Prime Rate payable on demand and compounded monthly, on all overdue payments required to be made by the Tenant under any one or more of the provisions under this Lease. In the event of any default by the Tenant under this Lease, the Landlord shall be entitled to an administrative fee in an amount reasonably determined by the Landlord to compensate the Landlord for administrative acts in connection with such default and which shall be collectible from the Tenant as Additional Rent.

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                                       12

SECTION 9.04 DISTRESS

The Tenant waives and renounces the benefit of any present or future statute taking away or limiting the Landlord's right of distress and covenants and agrees that notwithstanding any such statute none of the goods and chattels of the Tenant or of any other Person in or upon the Demised Premises at any time during the Term shall be exempt from levy by distress for rent in arrears. In the event of removal by the Tenant of the goods and chattels of the Tenant from the Demised Premises, the Landlord may follow same for thirty (30) days in the manner provided for in the Commercial Tenancies Act (Ontario).

SECTION 9.05 LANDLORD MAY REPAIR

If the Tenant fails to repair or maintain the Demised Premises in accordance with the provisions hereof, the Landlord, its agents, contractors or employees may (but shall not be obliged so to do) at any reasonable time enter the Demised Premises to remedy such failure or default and recover from the Tenant as Additional Rent the cost thereof (including the cost of repairs or cleaning required to be done after the Tenant vacates the Demised Premises at the end or sooner termination of the Term) plus a fifteen per cent (15%) supervision charge on the total amount of such costs. In making such repairs or doing such maintenance or cleaning the Landlord may bring and leave upon the Demised Premises all necessary materials, tools and equipment, and the Landlord shall not be liable to the Tenant for any inconvenience, annoyance, loss of business, or any injury suffered by the Tenant by reason of the Landlord effecting such repairs, maintenance or cleaning.

SECTION 9.06 LANDLORD'S PERFORMANCE OF TENANT'S OBLIGATIONS

Notwithstanding any other provisions herein contained, the Landlord may, but need not, remedy any default of the Tenant. Any costs incurred by the Landlord in performing any act which the Tenant has failed to perform or in remedying any situation which has arisen through the neglect or default of the Tenant plus a 15% supervision charge on the total amount of such costs shall be collectible from the Tenant as Additional Rent. The Tenant agrees that the Landlord's exercise of its rights conferred under this Section 9.06 shall not be deemed to be a re-entry or a breach of any covenant for quiet enjoyment contained in this Lease nor an election on its part to terminate this Lease.

SECTION 9.07 LEGAL COSTS

Any legal costs arising from a breach of any covenant by the Tenant shall be recoverable by the Landlord against the Tenant on a solicitor and client basis.

SECTION 9.08 REMEDIES CUMULATIVE

(A) No remedy herein conferred upon or reserved to the Landlord shall exclude any other remedy herein or by law provided, but each shall be cumulative and in addition to every other remedy given hereunder or now or hereinafter existing at law or in equity or by statute.

(B) Upon the occurrence of an Event of Default under Section 9.01 hereof, the Landlord shall thereupon have the right ("Such Right"), in addition to any other right or remedy the Landlord may have under this Lease, and notwithstanding any other provision of this Lease to the contrary, immediately to terminate the supply to the Demised Premises of any benefit or service (including, without limitation, elevator service or any other means of ingress to or egress from the Demised Premises) or any of the Utilities then being supplied by the Landlord to the Demised Premises. The exercise by the Landlord of Such Right shall not constitute, and shall be deemed not to constitute, a termination by the Landlord of this Lease or a breach of any covenant by the Landlord under this Lease, and the Landlord shall not be liable to the Tenant for any Claims or injury resulting from the exercise by the Landlord of Such Right.

(C) Whenever the Tenant seeks a remedy in order to enforce the observance or performance of one of the terms, covenants and conditions contained in this Lease on the part of the Landlord to be observed or performed, the Tenant's only remedy shall be for such damages as the Tenant shall be able to prove in a court of competent jurisdiction that it has suffered as a result of a breach (if established) by the Landlord in the observance and performance of any of the terms, covenants and conditions contained in this Lease on the part of the Landlord to be observed or performed, except that where this Lease provides that the Landlord's consent or approval is not to be unreasonably withheld, the Tenant's sole remedy if the Landlord unreasonably withholds consent or approval, shall be an action for specific performance and the Landlord shall not be liable for any damages.

                            ARTICLE X - MISCELLANEOUS

SECTION 10.01 REMOVAL AND RESTORATION

(A) All Leasehold improvements immediately become the property of the Landlord upon affixation or installation, without compensation therefore to the Tenant, and will not be removed unless permitted by the Landlord. Notwithstanding the foregoing, the Landlord shall have no obligation to repair, maintain or insure the Leasehold Improvements, all of which shall be the Tenant's responsibility.

(B) No Leasehold improvements or Trade Fixtures shall be removed by or on behalf of the Tenant from the Demised Premises or elsewhere in the Building during the Term of this Lease except that the Tenant may, during the Term in the usual or normal course of its business and with the prior written consent of the Landlord, remove its Trade Fixtures from the Demised Premises, if such Trade Fixtures have, in the Tenant's opinion, become excess for the Tenant's purpose or if the Tenant is substituting new and similar fixtures therefor, but only if in each case (a) the Tenant is not in default under this Lease, and (b) such removal is done at the Tenant's sole cost and expense.

(C) The Tenant will effect any installation or removal of Trade Fixtures, or hazardous materials, whether during or at the expiration of the Term, only at times prescribed by the Landlord, at the Tenant's sole expense, and shall repair any damage caused to the Demised Premises or the Building by such removal.

(D) The Tenant will, prior to the end of the Term, at its cost, remove all Trade Fixtures and will immediately repair any damage to the Demised Premises caused by their removal.

(E) The Tenant will, prior to the end of the Term, at its cost, deliver to the Landlord evidence (including any clearance certificates and demolition permits) satisfactory to the Landlord that there are no hazardous materials located, stored or incorporated in or on any part of the Demised Premises, in accordance with all applicable legislation and safety requirements.

(F) The Landlord may, at its sole option and as it sees fit, without notice to the Tenant and without liability on the Landlord's part, immediately remove from the Demised Premises and store or dispose of all and hazardous materials not removed by the Tenant as required under Sections 10.01(D) and (E). The Tenant shall pay to the Landlord, upon demand, all costs incurred by the Landlord in removing, storing or disposing of such hazardous materials plus a sum equal to fifteen percent (15%) of the total cost thereof representing the Landlord's overhead and administrative costs.

(G) Any Trade Fixtures not removed from the Demised Premises at the expiration or earlier termination of the Term, will at the Landlord's option, become the property of the Landlord (and, in such event, this paragraph shall have the effect of assigning the Tenant's right and title in such Trade Fixtures to the Landlord) without compensation therefore to the Tenant and without notice to the Tenant and the Landlord may enter the Demised Premises and remove such Trade Fixtures, without liability on the Landlord's part, at the Tenant's expense, plus an administrative charge of fifteen percent (15%), which shall be paid by the Tenant as Additional Rent upon demand, and such Trade Fixtures may, without notice to the Tenant or to any other Person and without obligation to account for them, be sold, destroyed, disposed of or used by the Landlord in such manner as the Landlord determines, or may be stored in a public warehouse or elsewhere, all at the Tenant's expense, plus an administrative cost of fifteen percent (15%), which shall be paid by the Tenant as Additional Rent upon demand.

(H) At the expiration or earlier termination of the Term, the Tenant will surrender vacant possession of the Demised Premises to the Landlord in as good a condition as the Tenant is required to maintain them throughout the Term pursuant to the provisions of Section 5.05 hereof. If the Demised Premises are not surrendered at the subject required time and in the manner set out in this Lease, the Tenant shall promptly indemnify and hold harmless the Landlord from and against any and all Claims resulting from the delay by the Tenant in so surrendering the Demised Premises, including, without limitation, any Claims made by any succeeding tenant or occupant founded on such delay.

(I)   The Tenant's obligation to observe and perform the provisions of this
      Section 10.01 shall survive the expiration or earlier termination of this Lease.

SECTION 10.02 ASSIGNMENT BY LANDLORD

If the Landlord sells or assigns the whole or any part of its interest in this Lease, to the extent that the purchaser or assignee is responsible for compliance with the covenants and obligations of the Landlord hereunder, the Landlord without further written agreement will be relieved of liability under such covenants and obligations.

SECTION 10.03 IMPOSSIBILITY OF PERFORMANCE

It is understood and agreed that whenever and to the extent that the Landlord shall be unable to fulfil or shall be delayed or restricted in the fulfilment of any obligation hereunder in respect of the supply or provision of any service or utility or the doing of any work or the making of any repairs by reason of being unable to obtain the material, goods, equipment, service or labour required to enable it to fulfil such obligation or by reason of any statute, law or order-in-council or any regulation or order passed or made pursuant thereto or by reason of the order or direction of any administrator, controller, board, governmental department or officer or other authority, or by reason of not being able to obtain any permission or authority required thereby, or by reason of any other cause beyond its control whether of the foregoing character or otherwise, the Landlord shall be relieved from the fulfilment of such obligation and the Tenant shall not be entitled to compensation for any inconvenience, nuisance or discomfort thereby occasioned.

SECTION 10.04 NON-WAIVER

Any condoning, waiving, excusing or overlooking by the Landlord of any default, breach or non-observance by the Tenant at any time or times of or in respect of any covenant, proviso or condition herein contained shall not operate as a waiver of the Landlord's rights hereunder in respect of any subsequent default, breach or non-observance, nor so as to defeat or affect in any way the rights of the Landlord herein in respect of any such default or breach, and no waiver shall be inferred from or implied by anything done or omitted by the Landlord save only express waiver in writing. All rights and remedies of the Landlord in this Lease contained shall be cumulative and not alternative. The subsequent acceptance of Rent hereunder by the Landlord shall not be deemed a waiver of any preceding breach of any obligation hereunder by the Tenant other than the failure to pay the particular Rent so accepted, and the acceptance by the Landlord of any Rent from any Person other than the Tenant shall not be construed as a recognition of any rights not herein expressly granted, or as a waiver of any of the Landlord's rights, or as an admission that such Person is, or as a consent that such Person shall be deemed to be, a sub-tenant or assignee of this Lease. Nevertheless the Landlord may accept Rent from any Person occupying the Demised Premises at any time without in any way waiving any right under this Lease.

SECTION 10.05 NO COLLATERAL AGREEMENTS

It is understood and agreed that this Lease (which includes the Schedules annexed hereto) contains the entire agreement and understanding made between the parties hereto and that there is no representation, warranty, collateral agreement or condition, expressed or implied, affecting this Lease or supported hereby other than such as may be expressly contained in or implied from the provisions hereof and that this Lease may not be modified except as herein expressly provided or except by subsequent agreement in writing of equal formality hereto executed by the Landlord and the Tenant.

SECTION 10.06 NOTICE

Any notice or request herein provided for or given hereunder if given by the Landlord to the Tenant shall be sufficiently given if delivered or mailed by prepaid registered post addressed to the Tenant at the address specified in
Section 1.01(v) or the Demised Premises. Any notice or request herein provided for or given hereunder if given by the Tenant to the Landlord shall be sufficiently given if delivered or mailed by prepaid registered post addressed to the Landlord at the address specified in Section 1.01(iii). Any notice or request shall be conclusively deemed to have been given on the second business day following the day on which it was so mailed, as the case may be. If in this Lease two or more Persons are named as Tenant, such notice shall also be sufficiently given if and when the same shall be delivered personally or mailed as aforesaid to any one of such Persons. Either party may at any time give notice in writing to the other of any change of address in Canada of the party giving such notice and from and after the giving of such notice the address therein specified shall be deemed to be the address of such party for the purpose of giving such notices or requests thereafter.

SECTION 10.07 CERTIFICATION

(A) The Tenant agrees that it will at any time and from time to time upon not less than ten (10) days prior notice execute and deliver to the Landlord or to whomsoever the Landlord directs a statement in writing certifying that the Tenant is in possession of the Demised Premises and commenced to pay Rent on a specified date; this Lease is unmodified and in full force and effect or, if modified, stating the modifications and that the same is in full force and effect as so modified; the amount of the annual Rent then being paid hereunder and of any prepaid Rent or security deposit held by the Landlord; the dates to which the Rents, by instalments or otherwise, and other charges hereunder have been paid; whether or not there is any existing default on the part of the Landlord of which the Tenant has notice; and any additional information or acknowledgement reasonably requested by the Landlord.

(B) The Tenant and each of its assignees, subtenants and licensees agree to maintain at the Demised Premises a current and accurate set of financial statements, together with such reasonable other financial information. The said financial statements and information must be prepared in accordance with generally accepted accounting methods and principles. After written request by the Landlord, the Tenant and each of its assignees, subtenants and licensees must make available to the Landlord within two (2) business days from the date of the written notice a current and accurate set of financial statements and information. The Landlord undertakes to keep such financial statements and information strictly confidential.

SECTION 10.08 SUBORDINATION

(A) This Lease is subject and subordinate to all encumbrances or mortgages (including any deed of trust and mortgage securing bonds and all indentures supplemental thereto) which may now or hereafter affect either the Lands or the Building or any interest therein (and whether or not such encumbrances and mortgages affect only the Demised Premises or the Building or affect other premises as well) and to all renewals, modifications, consolidations, replacements and extensions thereof, and the Tenant whenever requested by any such encumbrances or mortgages (including any trustee under a deed of trust and mortgage) shall attorn to such mortgagees upon all the terms of this Lease.

(B) The Tenant agrees to execute promptly any certificate in confirmation of such subordination as the Landlord may request and hereby constitutes the Landlord the agent or attorney in fact of the Tenant for the purpose of executing any such certificate and of making application at any time and from time to time to register postponements of this Lease in favour of any such mortgage in order to give effect to the provisions of this Section.

SECTION 10.09 RELOCATION

The Landlord reserves the right at any time, and from time to time, to change the location of the Demised Premises, provided that the Rentable Area of the new premises shall not be more than five per cent (5%) larger than the Rentable Area of the Demised Premises unless consented to by the Tenant. If the Landlord exercises such right to relocate Tenant:

(A) The Landlord shall endeavour to relocate the Tenant in premises of comparable size, and quality;

(B) During the period of such relocation, all Rent and other charges provided for hereunder shall abate for that period of time during which the Tenant is unable to carry on business in the Building;

(C)   The Landlord will pay the moving costs of the Tenant, if any;

(D) Should the rentable area of the premises to which the Tenant is relocated be larger or smaller than the Rentable Area of the Demised Premises, then the Basic Rent and Tenant's Proportionate Share shall be proportionately adjusted to reflect such greater or lesser area by the ratio which such increase or decrease in area bears to the original Rentable Area of the Demised Premises;

(E)   The exercise of such rights shall be without recourse by the Tenant;

(F) Should the Landlord give the Tenant written notice of such relocation after the Tenant has commenced or completed the installation of partitioning or other improvements to the Demised Premises, the Landlord will furnish the Tenant with similar partitioning and other improvements of equal quality or compensate the Tenant therefor; and

(G) At the request of the Landlord, the Tenant shall execute and deliver a new lease of the premises to which the Tenant is relocated for the remainder of the Term, which lease shall contain the same terms and conditions as this Lease subject only to changes necessitated by Section 10.09(D) and an appropriate description of such premises, after which the parties shall release one another from any further obligation under this Lease.

SECTION 10.10  OVERHOLDING

If, without objection by the Landlord, but without any further written agreement, the Tenant shall continue to occupy the Demised Premises and pay Rent after the expiration of the Term, the Tenant shall be a monthly tenant, and otherwise a tenant at sufferance only, at a monthly Basic Rent equal to 150% of the monthly Instalments of Basic Rent payable on the last monthly payment date during the Term and on the terms and conditions herein set out, in so far as the same are applicable, except as to length of tenancy.

SECTION 10.11  EXPROPRIATION

If during the Term, title is taken to the whole or any part of the Lands and/or the Building (whether or not such part includes the Demised Premises) by any competent authority under the power of eminent domain or by expropriation, then in such event this Lease shall terminate. Upon such termination, the Tenant shall immediately or otherwise, as may be required by the expropriating authority, deliver up possession of the Demised Premises to the Landlord, Rent shall be apportioned and payable up to the date of the termination of the Lease and the Landlord may re-enter and take possession of the Demised Premises. In the event of any such taking, the parties shall each be entitled to separately advance their claims for compensation for the loss of their respective interests and to receive and retain such compensation as may be awarded to each respectively.

SECTION 10.12  RENOVATION OR DEMOLITION

The Tenant covenants with the Landlord that in the event of the Landlord at any time desiring to remodel, renovate or demolish the Building, or any part thereof, the Tenant will on being given at least six (6) months notice in writing from the Landlord surrender this Lease and all the remainder of the Term and deliver up possession of the Demised Premises to the Landlord on the date set forth in such notice, Rent shall be apportioned and payable up to such date, and the Landlord may re-enter and take possession of the Demised Premises.

SECTION 10.13  CHANGES AND ADDITIONS TO BUILDING

(A) The Landlord will operate and maintain the Building as would a prudent landlord of a similar office building having regard to size, age and location.

(B) The Building is at all times subject to the exclusive control, management and operation of the Landlord. The Landlord has the right with respect to such control, management and operation to:

      (i) obstruct or close off all or any part of the Building or Lands for the purpose of maintenance, repair or construction;

      (ii) construct other improvements and make alterations, additions, subtractions or rearrangements, build additional storeys and construct facilities adjoining or proximate to the Building;

      (iii) install, maintain and repair pipes, wires and other conduits or facilities through the Common Areas and the Demised Premises;

      (iv) construct, maintain, operate and change lighting facilities and heating, ventilating, air-conditioning and energy conservation systems;

      (v) designate and specify the kind of container to be used for garbage and refuse and the manner and the times and places at which it is to be placed for collections;

      (vi) implement a waste recycling program and the Tenant agrees to participate in such recycling program; and

      (vii) do and perform such other acts in and to the Building, as, in the use of good business judgement, the Landlord determines to be advisable for the more efficient and proper operation of the Building.

(C) The Landlord is not subject to any liability, nor is the Tenant entitled to any compensation or abatement of Rent as a result of the Landlord's exercise of its rights conferred under this Section 10.13 but the Landlord agrees to proceed as expeditiously as reasonably possible to minimize interference with the Tenant's business.

SECTION 10.14  TIME OF ESSENCE

Time is of the essence of this Lease.

SECTION 10.15  REGISTRATION

The Tenant shall not register this Lease without the written consent of the Landlord. Upon the request of either party hereto, the other party shall join in the execution of a short form of this Lease for the purposes of registration. Such short form shall only describe the parties, the Demised Premises and the Term of this Lease, and shall be prepared by the Tenant's solicitors and shall be subject to the approval of the Landlord and its solicitors. It is understood and agreed that, notwithstanding the execution and registration of such short form, this Lease (which includes the Schedules annexed hereto) contains the entire agreement and understanding made between the parties hereto in accordance with Section 10.05 of this Lease.

SECTION 10.16  LIEN ON TRADE FIXTURES

If the Tenant at any time throughout the Term or at the expiration or other termination of the Term is in default under any covenant or obligation contained in this Lease, the Landlord has a lien on all stock-in-trade, inventory, fixtures, equipment and facilities of the Tenant as security against loss or damage resulting from any such default by the Tenant and said stock-in-trade, inventory, fixtures, equipment or facilities shall not be removed by the Tenant until such default is cured, unless otherwise permitted in writing by the Landlord.

SECTION 10.17  INTENTIONALLY DELETED

SECTION 10.18  SUCCESSORS AND ASSIGNS

This Indenture and everything herein contained shall extend to and bind and may be taken advantage of by the respective heirs, executors, administrators, successors and assigns, as the case may be, of each and every of the parties hereto subject to the granting of any required consent by the Landlord to an assignment or sublease.

SECTION 10.19  ENERGY CONSERVATION

The Landlord reserves the right to undertake programs of retrofit of mechanical and electrical equipment in the Building with the intent to conserve energy, the costs of which incurred by the Landlord, to the extent that such costs do not exceed projected and subsequent actual savings in energy costs over a three year period, shall be collectible from the Tenant in accordance with its proportionate share as Additional Rent in equal monthly instalments on the first day of each month in an amount required to amortize the Tenant's Proportionate Share of such costs over a period of three years based on the Prime Rate from time to time.

SECTION 10.20  CONSTITUTION OF TENANT

If at any time during the Term:

(i) there is more than one tenant or more than one Person constituting the Tenant hereunder, then they shall each be liable jointly and severally for all the Tenant's obligations hereunder and a default by one shall be deemed a default by all, or

(ii) the Tenant is a partnership, joint venture or co-tenancy (the "Tenant Partnership"), each Person who is presently a member of the Tenant Partnership, and each Person who becomes a member of any successor Tenant Partnership hereafter, shall be and continue to be liable jointly and severally for the full and complete performance of, and shall be and continue to be subject to, the terms, covenants and conditions of this Lease, whether or not such Person ceases to be a member of such Tenant Partnership or successor Tenant Partnership.

SECTION 10.21  CORPORATE TENANCY

If the Tenant is a corporation, the undersigned officers of the Tenant hereby warrant and certify to the Landlord that

(i) the Tenant is a corporation in good standing and duly incorporated and organized under the laws Ontario or, if incorporated in a jurisdiction other than Ontario, is a corporation in good standing and duly incorporated and organized under the Laws of that jurisdiction and is authorized to do business in Ontario; and

(ii) that they, as such officers, are authorized and empowered to bind the corporation to the terms of this Lease by their signatures hereto.

                         ARTICLE XI - SPECIAL PROVISIONS

SECTION 11.01  OPTION TO RENEW

Provided that the Tenant is the original Tenant and is itself in possession of and conducting its business in the whole of the Demised Premises in accordance with the terms of this Lease and further provided that the Tenant is not, either at the time of exercise of the right of renewal or at the commencement of the renewal term, in default of payment of Rent or any of its other obligations under this Lease, then the Tenant shall have the right, upon giving the Landlord not less than six (6) months notice prior to the expiration of the Term to renew the Term for one (1) further period of five (5) years (the "Renewal Term") on the same terms and conditions as are contained in this Lease, except that:

(i) subject to paragraph (ii) below, the annual rate of Basic Rent payable by the Tenant during any Renewal Term shall be the then current fair market rent for similar premises in comparable buildings in the vicinity of the Demised Premises excluding Leasehold improvements installed by the Tenant. if the then current market rent is not agreed upon by the Landlord and Tenant one hundred and twenty (120) days prior to the expiry of the Term, the Tenant shall have two (2) business days to elect in writing either to,
      (a) withdraw its notice of the exercise of its right of renewal: or (b) require determination of the then current market rent under binding arbitration pursuant to the provisions of the Arbitration Act of Ontario. In the event that the Tenant has not delivered written notice of its election to the Landlord within the aforesaid two business days, the Tenant shall be deemed to have withdrawn its notice of exercise of right of renewal. The Landlord and Tenant will each pay one-half of the fees and expenses of the arbitrator and all other costs of arbitration. If a final decision under the arbitration is not reached before the beginning of the renewal term, the Tenant will continue to pay on account, in equal monthly instalments, Rent paid by the Tenant for the last month of the Term. Upon release of the arbitration's decision, the Landlord and the Tenant shall adjust for the Basic Rent by the Tenant prior to the release of such decision;

(ii) in no event shall the Basic Rent payable by the Tenant during the Renewal Term be less than the Basic Rent payable by the Tenant under this Lease for the period immediately preceding the Renewal Term;

(iii) there shall be no further right to renew the Term;

(iv) the Landlord may, at its option and at the Tenant's expense, require that the Tenant, (a) enter into an agreement prepared by the Landlord, at the Tenant's expense, to give effect to the Renewal Term; or (b) execute a new net lease for the Renewal Term on the Landlord's standard net lease form for the Building currently in use at such time;

(v) with respect to any renewal term, the Landlord shall have no obligation to pay or provide to the Tenant any allowance, concession or inducement of any nature, or to provide any free Rent or discounted Rent of any nature, or to provide any fixturing period, or do or perform any Landlord's Work in, on, to or for the Demised Premises: and

(vi) if the Tenant fails to exercise its rights to renew within the time limited in this Section, then the renewal rights shall be null and void and the Tenant shall have no further rights of renewal with respect to the Demised Premises.

SECTION 11.02  EARLY OCCUPANCY

The Landlord and Tenant acknowledge that this Lease includes the Tenant's existing premises in Suite 711 containing 3,022 square feet and the expansion premises being to Suite 702 containing 1,623 square feet adjacent to Suite 711. The Landlord shall use its best efforts to complete the Landlord's Work, at the Landlord's expense, by August 27, 2002.

Subject to the execution of this Lease by both parties, the Tenant shall be permitted to occupy the expansion space from August 27, 2002. The Tenant shall continue to pay Rent on its existing premises under the terms of its existing lease until September 30, 2002, and no Basic Rent or Additional Rent shall be paid on the expansion space until the Commencement Date of October 1, 2002, at which time Basic Rent and Additional Rent shall apply to the Demised Premises.

SECTION 11.03  RIGHT OF FIRST REFUSAL AND OFFER

The Landlord shall advise the Tenant of any upcoming vacant space on the 7th floor of the Building, which becomes available from time to time throughout the Term and any extension thereof, and the Tenant shall have five (5) business days to enter into lease negotiations with the Landlord for such space acting reasonably.

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                                       16

If the Landlord receives a bona fide third party offer which it is prepared to accept for any space on the 7th floor, then the Landlord will provide the Tenant with a copy of said offer and the Tenant shall have three (3) business days to match said offer including all terms and conditions except the Term which shall be coterminous with the Term contained herein or any extensions. If the Tenant declines the opportunity to lease said space then the Landlord can lease said space to the third party tenant. Above rights are subject to existing rights already provided to any existing tenants of the Building as of the Commencement Date of the Term as contained herein. The Landlord shall disclose all rights by existing tenants to all space on the 7th floor prior to the signing of this Lease.

SECTION 11.04  STORAGE

If requested by the Tenant, the Landlord agrees to provide up to 75 square feet of storage space in the basement of the Building at a monthly rate of $125.00 plus GST.

SECTION 11.05  ACCESS, HVAC AND HYDRO SERVICES

The Tenant acknowledges that the normal business hours (the "Normal Business Hours") of the Building are 7:00 a.m. to 7:00 p.m. Monday to Friday inclusive. Notwithstanding the Normal Business Hours, the Tenant shall be allowed access to the Building twenty-four (24) hours per day seven (7) days per week, subject to the Rules and Regulations pertaining to the Building security. The Tenant shall pay for any additional usage of electricity and/or HVAC services outside of Normal Business Hours and the cost of such usage shall be billed as Additional Rent to the Tenant as determined by the property management, acting reasonably, at the rate then in use. The current rate is one-sixteenth (1/16) of one cent per square foot per hour of Rentable Area of the Demised Premises and is subject to change resulting from increases in the cost of electricity.

SECTION 11.06  ADDITIONAL RENT

The Landlord covenants that the Additional Rent shall not exceed $17.50 per square foot for the calendar year 2002.

SECTION 11.07

Prior to August 23, 2002, the Landlord at its sole cost and expense, shall have carried out the Tenant improvements to the Demised Premises. The Landlord shall prepare drawings for the Tenant's approval no later than August 9, 2002, showing the details of the Landlord's Work and the Landlord's Work shall commence as soon as the Tenant has approved the plans and specifications for the renovations which shall be no later than August 16,2002.

All Landlord's Work will be complete in a good and workmanlike manner using new and first class materials, as expeditiously as possible, and shall comply with building plans and specifications of all building codes.

(i) Demolish and remove existing walls now in place as shown "hatchmarked" on Schedule "B2" attached;

(ii) Install new carpet in 'old' Suite 702 to co-ordinate with Suite 711 carpeting, colour and quality subject to the Tenant's approval; steam clean existing carpet in Suite 711;

(iii) Paint Suite 702 throughout, quality selection of paint from the Landlord's samples, one (1) coat of primer and two (2) final coats;

(iv) Heating and air-conditioning shall be provided and balanced to the Demised Premises, based upon open office layout with supply air diffusers and celling plenum air returns where required;

(v) Repairs to the T-bar and replace celling tiles where such work is necessary;

(vi) Repair lighting fixtures where necessary, plus replacement of all bulbs to match existing bulbs and repair ballasts where required, plus relocation of sprinkler system where required; and

(vii) Building standard vertical blinds on all exterior windows to be thoroughly cleaned or replaced.

SECTION 11.08  SURRENDER OF LEASE

The Landlord and Tenant agree that the Tenant will surrender Its existing lease dated March 22, 2001 for its existing premises, being Suite 711 containing 3.022 square feet on the later of a) the signing of this Lease; and b) the taking of possession by the Tenant of the Expansion Premises being Suite 702, pursuant to the Lease Surrender Agreement attached as Schedule "D".

      IN WITNESS WHEREOF the parties hereto have executed this indenture.

DATED at Toronto this 17th day of September, 2002.

                                       DOWNING STREET HOLDINGS (330 BAY ST) INC.

                                       PER: /s/ [ILLEGIBLE]
                                            ------------------
                                            Landlord

                                       PENSON FINANCIAL SERVICES CANADA INC.

                                       PER: /s/ [ILLEGIBLE]
                                            ------------------
                                            Tenant

                                       PER: ____________________________________
                                            Tenant

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                                       17

                                  SCHEDULE "A"

                              DESCRIPTION OF LANDS

FIRSTLY, in the City of Toronto, in the Municipality of Metropolitan Toronto, formerly the City of Toronto, in the County of York, being composed of Part of Town Lot 5, North Side of Adelaide Street West, designated as Part I on Reference Plan 66R-1 3393 deposed in the Land Registry Office for the Land Titles Division of Metropolitan Toronto, at Toronto. The boundaries of the North Side of Adelaide Street West and the West side of Bay Street were confirmed under the Boundaries Act by Plan BA-1786, registered in the Land Registry Office for the Registry Division of Toronto as instrument CT431216 (see A-874477), being the whole of Parcel 5-24 in the Register for Section Y-1.

SECONDLY, in the City of Toronto, in the Municipality of Metropolitan Toronto, formerly in the City of Toronto, in the County of York, being composed of Part of Town Lot 5, North side of Adelaide Street West designated as Part I on Reference Plan 66R-13408 deposited in the Land Registry Office for the Land Titles Division of Metropolitan Toronto, at Toronto. The West limit of Bay Street was confirmed under the Boundaries Act by Plan BA-1786, registered in the Land Registry Office for the Registry Division of Toronto as Instrument CT431216 (see A-874477), being the whole of Parcel 5-26 in the Register for Section Y-1.

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                                       18

                                  SCHEDULE "B"

                            PLAN OF DEMISED PREMISES

                                [7TH FLOOR PLAN]

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                                       19

                                  SCHEDULE "B2"

                             PLAN OF LANDLORD'S WORK

                                  [FLOOR PLAN]

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                                       20

                                  SCHEDULE "C"

                              RULES AND REGULATIONS

1. The sidewalks, entrances, elevators, stairways, corridors and fire escapes of the Building shall not be obstructed by the Tenant or used by the Tenant for any purpose other than for ingress and egress to and from the Demised Premises. The Tenant shall not place or allow to be placed in the hallways, corridors or stairways any waste paper, dust, garbage, refuse or anything else whatsoever that would obstruct them or tend to make them appear unclean or untidy. Nothing shall be thrown by the Tenant or his employees out of the windows or doors or down the passages or skylights of the Building.

2. Business machines, filing cabinets, heavy merchandise or other articles liable to overload, injure or destroy any part of the Building shall not be taken into the Building without the written consent of the Landlord, and the Landlord shall in all cases retain the right to prescribe the weight and proper position of all such articles and the times and routes for moving or keeping any such articles on the Demised Premises, the cost of which shall be paid by the Tenant.

3. The Tenant shall not mark, paint, drill into or in any way deface the walls, ceilings, partitions, floors or other parts of the Demised Premises and the Building except with the prior written consent of the Landlord as it may direct.

4. All work in connection with or affecting the heating, ventilating, air-conditioning, electrical, plumbing or other mechanical systems of the Building requested by the Tenant shall, if the Landlord so elects, be performed for the Tenant by the Landlord and, if the Landlord does not so elect, shall not be performed except with the prior written consent of the Landlord and in any event the cost of such work shall be paid by the Tenant.

5. All special connections to the electrical system in the ceiling required by the Tenant will be supplied and installed by the Landlord at the Tenant's expense.

6. The Tenant and his employees shall not in any way interfere with or annoy other occupants of the Building or those having business with them.

7. The Tenant shall not place any additional lock or other security devices upon any door of the Demised Premises or the Building without the written consent of the Landlord.

8. The Tenant shall give the Landlord prompt notice of any accident to or any defect in the heating, ventilating, air-conditioning, electrical, plumbing or other mechanical apparatus or any other part of the Demised Premises or the Building.

9. No bicycles or other vehicles and no dog or other animal or bird shall be brought into or kept in the Building.

10. Furniture, effects and supplies shall not be taken into or removed from the Demised Premises except at such time and in such manner as may be previously approved by the Landlord.

11. The Tenant will not make or permit any improper noise in the Building and will not place any radio or television antenna on the roof or on or in a part of the inside or outside of the Building other than the inside of the Demised Premises, and will not operate or permit to be operated any musical or sound producing instrument or device inside or outside the Demised Premises which may be heard outside the Demised Premises, and will not operate any electrical device from which may emanate electrical waves which may interfere with or impair radio or television broadcasting or reception from or in the Building or elsewhere.

12.   No one shall use the Demised Premises for sleeping quarters.

13. The Landlord will have the right to prevent any Person from entering or leaving the Building unless provided with a key and Pass Card to the premises to which such Person seeks entrance or a pass in a form to be approved by the Landlord. Any Persons found in the Building at such times without such keys, Pass Cards or passes will be subject to the surveillance of the employees and agents of the Landlord. The Landlord may prevent any Person from removing any goods from the Building without written authorization of the Tenant. The Landlord shall be under no responsibility for failure to enforce this rule. If an enhanced security system over and above the base building system is requested by one or more tenants, then one or more tenants requesting such upgrade will incur the expense of the upgrade directly and entirely.

14. The Tenant and its employees shall use such water closets, other water apparatus and washroom facilities in the Building as shall be from time to time designated by the Landlord for use in connection with the Demised Premises. The water closets and other water apparatus shall not be used for any purpose other than those for which they were constructed and no sweepings, rubbish, rags, ashes or other substances shall be thrown therein. Any damage resulting by misuse shall be borne by the Tenant if caused by it or its employees. The Tenant shall not let water run unless in actual use.

15. The Tenant shall not permit any cooking in the Demised Premises without the written consent of the Landlord.

16. Any hand trucks, carryalls or similar equipment used in the Building shall be equipped with rubber tires, side guards and such other safeguards as the Landlord shall reasonably require.

17. Neither the Landlord nor the Tenant shall perform, patronize or (to the extent under its control) permit any commissary, soliciting or peddling in the Building.

18.   The No Smoking by-law is to be strictly observed.

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                                       21

                                  SCHEDULE "D"
                           LEASE SURRENDER AGREEMENT

      THIS SURRENDER OF LEASE AGREEMENT (the "Agreement") made the___________day of _____________, 2002

 BETWEEN:

      DOWNING STREET HOLDINGS (330 BAY STREET) INC.
      (THE "LANDLORD")                                         OF THE FIRST PART

- AND -

      PENSON FINANCIAL SERVICES CANADA INC.
      (THE "TENANT")                                          OF THE SECOND PART

      WHEREAS by a lease (the "Lease"), made the 22nd day of March, 2001 between 330 Bay Street Limited, (the "then landlord") and the Tenant the then landlord leased to the Tenant certain premises (the "Demised Premises") being Suite 711 on the 7th floor of a building (the "Building") municipally known as 330 Bay Street, Toronto, Ontario, as more particularly described therein;

      AND WHEREAS the then landlord sold the Building on February 22, 2002 to Downing Street Holdings (330 Bay Street) Inc. (the "Landlord");

      AND WHEREAS the Tenant has agreed to take the expansion premises (the "Expansion Premises") in the Building being Suite 702 and enter into a new lease with the Landlord for Suite 711 and 702 pursuant to an Offer to Lease dated the 30th of July 2002;

      AND WHEREAS the parties hereto have agreed that the Lease shall be cancelled and terminated and surrendered to the Landlord as hereinafter set forth;

      AND WHEREAS any capitalized terms contained herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the Lease;

      NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the Surrender Payment of $5.00 by the Tenant, the receipt of which is hereby acknowledged, and the mutual covenants hereinafter set forth, the parties herein covenant and agree as follows:

1. The Tenant hereby assigns, surrenders, gives and yields up unto the Landlord, its successors and assigns, as of the Surrender Date (as hereinafter defined), the Demised Premises and the unexpired residue of the Term created by the Lease and all other estate or interest of the Tenant in the Demised Premises to the intent that such unexpired Term may be merged and extinguished in the reversion of the Demised Premises and the Lease shall be cancelled, terminated and surrendered.

2.    The Landlord acknowledges and accepts such surrender.

3. The effective date of the surrender of the Lease shall be the later of a) the date the Tenant signs the Lease Agreement for its expanded premises in the Building and b) the date the Tenant takes possession of its Expansion Premises ("Surrender Date").

4. Each of the Landlord and Tenant covenant to continue to perform each of their respective obligations as set out in the Lease up to and including the Surrender Date, unless otherwise provided for herein.

5. From and after the Surrender Date, the Landlord and the Tenant hereby remise, release and forever discharge one another and their respective successors and assigns of and from all manner of actions, causes of action, suits, debts, duties, accounts, covenants, contracts, claims and demands whatsoever arising out of or under or by virtue of the Lease, including without limitation, any obligation under the Lease which arose out of or under or by virtue of the Lease on or before the Surrender Date or which, by the terms of the Lease, is expressly stated to survive the cancellation, termination or surrender thereof.

6. Each of the Landlord and Tenant hereby represent and covenant to the other that it has good right, full power and authority to enter into this Agreement.

7. This Agreement shall be binding upon the heirs, administrators, successors and assigns of the parties hereto.

8. This Agreement may be altered or amended only by a written agreement signed by the parties hereto.

9. This Agreement shall be governed by the laws of the Province of Ontario and the laws of Canada applicable therein.

10. This Agreement may be executed in any number of counterparts, with the same effect as if all the parties had signed the same document and will become effective once a signed counterpart is delivered by each of the parties to the other. Even though a party fails to apply its seal to this Agreement, all parties shall be deemed to have executed this Agreement under seal.

11. This Agreement may be executed by a party and delivered by facsimile and if so executed and transmitted this Agreement will be for all purposes effective as if the parties had delivered and executed the original Agreement.

      IN WITNESS WHEREOF the parties hereto have caused to be affixed their corporate seals under the hands of their proper officers duly authorized in that behalf as of the date first above written.

                                 PENSON FINANCIAL SERVICES CANADA INC.
                                 (TENANT)

                                 Per:___________________________________________
                                 Name:
                                 Title:
                                 I/WE HAVE THE AUTHORITY TO BIND THE CORPORATION

                                 DOWNING STREET HOLDINGS   (330 BAY STREET)
                                 INC.
                                 (LANDLORD)

                                 Per:___________________________________________
                                 Name:
                                 Title:
                                 I/WE HAVE THE AUTHORITY TO BIND THE CORPORATION